EXHIBIT 10.29

Execution Copy

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (the “Agreement”), effective as of August 25, 2004 (the “Effective Date”), is made by and between Sunesis Pharmaceuticals, Inc., a Delaware corporation, having a principal place of business at 341 Oyster Point Boulevard, South San Francisco, CA 94080 (“Sunesis”), and Biogen Idec MA Inc., a Massachusetts corporation, having a principal place of business at 14 Cambridge Center, Cambridge, MA (“Biogen Idec”).  Sunesis and Biogen Idec are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

A.                                   Sunesis has developed proprietary technology and know-how for the discovery and optimization of small molecules that bind to enzyme targets and protein-protein interfaces, with special expertise towards kinases;

B.                                     Biogen Idec engages in the research, development and commercialization of pharmaceutical compounds;

C.                                     Sunesis and Biogen Idec wish to collaborate to discover and develop small molecules that modulate certain Targets, especially Kinase Targets, with the goal of delivering compounds with desired activity and selectivity; and

D.                                    Biogen Idec wishes to acquire exclusive licenses under the Collaboration Technology to develop and commercialize Target Selective Compounds in the Field resulting from the collaboration, as well as certain other rights to the results of the collaboration, and Sunesis wishes to grant to Biogen Idec such license, all on the terms and conditions herein.

NOW, THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1
DEFINITIONS

As used herein, the following terms will have the meanings set forth below:

1.1                                 “Affiliate” of a Party shall mean any corporation or other business entity which during the Term of this Agreement Controls, is Controlled by or is under common Control with such Party but only for so long as such entity Controls, is Controlled by, or is under common control with such Party.  With respect to a particular entity, “Control” shall mean the ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote for the election of directors, and for nonstock organizations, of the equity interests entitled to control the management of such entity.

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated as [*].  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.2                                 “Co-Funding Option” shall mean the option of Sunesis to fund a portion of the post Phase I Development Costs of a Product in the Co-Funded Territory as provided in Section 3.2.  The “Co-Funded Territory” shall have the meaning set forth in Section 3.2.1.

1.3                                 “Collaboration Compound,” “Active Compound,” “Excluded Compound,” “Licensed Pre-Existing Compound,” “Other Compound,” “Synthesized Compound” and “Target Selective Compound” shall have the meanings set forth below:

1.3.1                        “Active Compound” shall mean a soluble chemical compound that can bind non-covalently to a Collaboration Target or a Target for which such compound is counterscreened, in each case where such compound modulates the enzymatic activity of such Target at a concentration of [*] or lower.

1.3.2                        “Collaboration Compound” shall mean each compound that is: (i) a Synthesized Compound, (ii) a Collaboration Derivative Synthesized by or under authority of either Party or any of its Controlled Affiliates, after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term, (iii) a Licensed Pre-Existing Compound, (iv) Covered by a Valid Claim of a Joint Collaboration Patent or a Sunesis Collaboration Patent, or (v) Covered by a Valid Claim of a patent within the Sunesis Core Technology as applied (A) to a Collaboration Target by or under authority of either Party or any of its Controlled Affiliates, or (B) to a Target other than a Collaboration Target by or under authority of Biogen Idec or any of its Controlled Affiliates.

1.3.3                        “Excluded Compounds” shall mean any compound, to the extent the same is: (i) disclosed in either Party’s patents or patent applications as of the Effective Date; (ii) in the possession of either Party as of the Effective Date; (iii) acquired by a Party from a Third Party after the Effective Date by way of a merger with, or acquisition of, such Third Party; or (iv) independently developed by a Party outside of the Research Program without use of or access to any Collaboration Technology, or any Confidential Information of the other Party; in each of (i) through (iv) above, as evidenced by such Party’s contemporaneous written records.  Notwithstanding the foregoing, Excluded Compounds shall not include Licensed Pre-Existing Compounds.  Further, both Parties agree that there are no Sunesis Excluded Compounds that are Target Selective against the Raf/[*] Target as of the Effective Date.

1.3.4                        “Licensed Pre-Existing Compounds” shall mean any compound that is (i) Target Selective against the Raf/[*] Target or any Target in the Target Selection Pool, and (ii) in the possession of Sunesis or disclosed in a patent or patent application owned or controlled by Sunesis, in each case at any time after the Effective Date but prior to three (3) months after the Effective Date, provided that as of the date that four (4) Targets have been designated by Biogen Idec as Collaboration Targets pursuant to Section 2.5.2, (A) any such compound shall cease to be a Licensed Pre-Existing Compound in the event that such compound is not Target Selective against any Target that is then a Collaboration Target, and (B) any such compound that is Target Selective against a Target that is then a Collaboration Target shall remain a Licensed Pre-Existing Compound.  For clarity, a compound described in (B) above shall remain a Licensed

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Pre-Existing Compound irrespective of whether such compound has been measured to be Target Selective against such Collaboration Target.   Notwithstanding anything else in this Section 1.3.4, License Pre-Existing Compounds shall exclude in all cases any compound that is Target Selective against the [*] Target.

1.3.5                        “Other Compound” shall mean a Collaboration Compound that is not Target Selective against any Target that is a then a Collaboration Target.

1.3.6                        “Synthesized Compound” shall mean any Active Compound that is actually Synthesized by either Party alone or by both Parties jointly during the Research Term in the course of activities directed to a Target that is then a Collaboration Target in the performance of the Research Program in accordance with the then-current Research Plan.  For avoidance of doubt, “Synthesized Compounds” shall not include Excluded Compounds.  A compound, even if it is prepared or identified during the Research Term, cannot be considered a Synthesized Compound unless there has been the application of (i) a patent within the Sunesis Core Technology to a Target that is then a Collaboration Target, (ii) Joint Collaboration Technology, or (iii) Sunesis Collaboration Technology actually disclosed to Biogen Idec during the Research Term, in each case during its discovery, preparation, or identification.

1.3.7                        “Target Selective Compound” shall mean any Collaboration Compound that is Target Selective against a Target that is then a Collaboration Target.

1.4                                 “Collaboration Technology” shall mean all Collaboration Patents and Collaboration Know-How.

1.4.1                        “Collaboration Patents” shall mean all Biogen Idec Collaboration Patents, Sunesis Collaboration Patents and Joint Collaboration Patents.

1.4.2                        “Collaboration Know-How” shall mean all Biogen Idec Collaboration Know-How, Sunesis Collaboration Know-How and Joint Collaboration Know-How.

1.5                                 “Biogen Idec Collaboration Technology” shall mean all Biogen Idec Collaboration Patents and Biogen Idec Collaboration Know-How.

1.5.1                        “Biogen Idec Collaboration Patents” shall mean all patents, patent applications and invention disclosures the subject of which is an invention that is: (i) conceived in the course of performing the Research Program during the Research Term and reduced to practice prior to the third (3rd) anniversary of the end of the Research Term solely by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates; or (ii) conceived and reduced to practice solely by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities directed to the discovery, research, or development of Collaboration Compounds.  It is to be understood that Biogen Idec Collaboration Patents shall include any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, registrations, revalidations or foreign counterparts of any of the foregoing.  Notwithstanding the foregoing, Biogen Idec Collaboration Patents shall in all cases exclude Sunesis Core Technology and Joint Collaboration Patents.

1.5.2                        “Biogen Idec Collaboration Know-How” shall mean any Know-How: (i) made or developed solely by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates in the course of performing the Research Program during the Research Term; or (ii) made or developed solely by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities specifically related to the discovery, research, or development of Collaboration Derivatives.  Notwithstanding the foregoing, Biogen Idec Collaboration Know-How shall in all cases exclude Sunesis Core Technology, Joint Collaboration Know-How and Excluded Compounds.

1.6                                 “Sunesis Collaboration Technology” shall mean all Sunesis Collaboration Patents and Sunesis Collaboration Know-How.

1.6.1                        “Sunesis Collaboration Patents” shall mean all patents, patent applications and invention disclosures the subject of which is an invention that is: (i) conceived in the course of performing the Research Program during the Research Term and reduced to practice prior to the third (3rd) anniversary of the end of the Research Term solely by or under authority of personnel of Sunesis or any of its Controlled Affiliates; or (ii) conceived and reduced to practice solely by or under authority of personnel of Sunesis or any of its Controlled Affiliates after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities directed to the discovery, research, or development of Collaboration Derivatives.  It is to be understood that Sunesis Collaboration Patents shall include any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the patent applications or patents in (i) or (ii) above, and any substitutions, confirmations, registrations, revalidations or foreign counterparts of any of the foregoing.  Notwithstanding the foregoing, Sunesis Collaboration Patents shall in all cases exclude Sunesis Core Technology and Joint Collaboration Patents.

1.6.2                        “Sunesis Collaboration Know-How” shall mean any Know-How: (i) made or developed solely by or under authority of personnel of Sunesis or any of its Controlled Affiliates in the course of performing the Research Program during the Research Term; or (ii) made or developed solely by or under authority of personnel of Sunesis or any of its Controlled Affiliates after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities specifically related to the discovery, research, or development of Collaboration Derivatives.  Notwithstanding the foregoing, Sunesis Collaboration Know-How shall in all cases exclude Sunesis Core Technology, Joint Collaboration Know-How and Excluded Compounds.

1.7                                 “Joint Collaboration Technology” shall mean all Joint Collaboration Patents and Joint Collaboration Know-How.

1.7.1                        “Joint Collaboration Patents” shall mean all patents, patent applications and invention disclosures the subject of which is an invention that is: (i) conceived in the course of performing the Research Program during the Research Term and reduced to practice prior to the third (3rd) anniversary of the end of the Research Term jointly by, or under authority of, both Parties; (ii) conceived and reduced to practice jointly by, or under authority of, both Parties after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities directed to the discovery, research, or development of Collaboration Derivatives; (iii) conceived in the course of performing the Research Program during the Research Term and reduced to practice prior to the third (3rd) anniversary of the end of the Research Term using Joint Collaboration Know-How, Sunesis Collaboration Know-How or Sunesis Core Technology by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates; or (iv) conceived and reduced to practice using Joint Collaboration Know-How, Sunesis Collaboration Know-How or Sunesis Core Technology by or under authority of personnel of Biogen Idec or any of its Controlled Affiliates after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities directed to the discovery, research, or development of Collaboration Derivatives.  It is to be understood that Joint Collaboration Patents shall include any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the patent applications or patents in (i), (ii), (iii) or (iv) above, and any substitutions, confirmations, registrations, revalidations or foreign counterparts of any of the foregoing.  For clarity, the inventions described in subsections (iii) and (iv) above are limited to those inventions directed at or comprising compositions of matter that modulate Targets and/or methods of use thereof in modulating Targets.  Notwithstanding the foregoing, Joint Collaboration Patents shall in all cases exclude Sunesis Core Technology.

1.7.2                        “Joint Collaboration Know-How” shall mean any Know-How: (i) made or developed jointly by, or under authority of, both Parties in the course of performing the Research Program during the Research Term; (ii) made or developed jointly by, or under authority of, both Parties after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term in the course of activities specifically related to the discovery, research, or development of Collaboration Derivatives; (iii) that is a Synthesized Compound; or (iv) a Collaboration Derivative Synthesized by or under authority of either Party or any of its Controlled Affiliates, after the Effective Date but prior to the third (3rd) anniversary of the end of the Research Term.  Notwithstanding the foregoing, Joint Collaboration Know-How shall in all cases exclude Sunesis Core Technology, Excluded Compounds and Biogen Idec Derivatives.

For the avoidance of doubt, in the event a compound is Synthesized, an invention is made or Know-How is generated in the course of research activities directed to a Target that is not at the time a Collaboration Target, such compound, invention or Know-How made in the course of such research activities shall not be deemed to have been made in the course of performing the Research Program or for use in the Field, regardless of whether such Target subsequently becomes a Collaboration Target.

In addition, notwithstanding anything in subsections (i) through (iv) of this Section 1.7.2, Joint Collaboration Know-How shall not include any Know-How that was not made or developed during the Research Term in the course of activities directed to a Target that is then a Collaboration Target in the performance of the Research Program in accordance with the then-current Research Plan.

1.8                                 “Collaboration Derivative” shall mean a chemical compound Synthesized in the course of activities directed to a Target using as a starting point one or more: (i) Synthesized Compound(s); (ii) Licensed Pre-Existing Compound(s); (iii) compound(s) that are Covered by a Valid Claim of a Joint Collaboration Patent or Sunesis Collaboration Patent; (iv) compound(s)

that are Covered by a Valid Claim of a patent within the Sunesis Core Technology as applied (A) to a Collaboration Target by or under authority of either Party or any of its Controlled Affiliates, or (B) to a Target other than a Collaboration Target by or under authority of Biogen Idec or any of its Controlled Affiliates; or (v) Kinase-Active Fragment(s).

1.8.1                        “Biogen Idec Derivative” shall mean a chemical compound that is Synthesized solely by personnel of Biogen Idec or any of its Controlled Affiliates in the course of activities directed to a Target that is not then a Collaboration Target, where such chemical compound is not a Collaboration Derivative.

1.9                                 “Combination Product” shall mean any of (i) a Product that incorporates two or more active drug substances including a Target Selective Compound, (ii) a Sunesis Product that incorporates two or more active drug substances including an Other Compound, or (iii) an Other Biogen Idec Product that incorporates two or more active drug substances including an Other Compound; in each case where at least one of the active drug substances is neither a Target Selective Compound, nor an Other Compound (respectively).

1.10                           “Commercially Reasonable and Diligent Efforts” shall mean the level of effort and resources normally used by a Party for a product or compound owned or controlled by it, which is of similar market potential and at a similar stage in its development or product life, taking into account, without limitation, with respect to a product issues of safety and efficacy, product profile, the proprietary position of the product, the then current competitive environment for the product and the likely timing of the product’s entry into the market, the regulatory environment of the product, and other relevant scientific, technical and commercial factors.  Notwithstanding the foregoing, to the extent that the performance of a Party’s responsibilities hereunder is adversely affected by the other Party’s failure to perform its responsibilities hereunder, such Party shall not be deemed to have failed to use its Commercially Reasonable and Diligent Efforts in performing such responsibilities.  Notwithstanding, but not in limitation of the foregoing, Biogen Idec shall be deemed to be using Commercially Reasonable and Diligent Efforts for a Co-Funded Product specifically directed at a particular Collaboration Target if it is using Commercially Reasonable and Diligent Efforts with respect to a Collaboration Compound specifically directed at such Collaboration Target. In addition, Biogen Idec shall be deemed to be using Commercially Reasonable and Diligent Efforts with respect to a Collaboration Target if it is using Commercially Reasonable and Diligent Efforts to research, develop and commercialize a Collaboration Compound specifically directed at such Collaboration Target.  In the event that there is a good faith dispute as to whether the activities described in a Diligence Summary constitute Commercially Reasonable and Diligent Efforts to research, develop and commercialize Collaboration Compounds specifically directed at a particular Target, then such Party may refer the dispute for a prompt determination by the JSC.  In the event that the JSC is unable to reach consensus on such determination, then the matter shall be referred to the Parties’ respective Chief Scientific Officers.  Upon such request, the Chief Scientific Officers shall make themselves reasonably available to meet, and shall meet either by telephone or if, specifically requested, in person, to attempt to resolve such matter, and shall thereafter continue to use good faith efforts to attempt to resolve such matter unless it becomes clear that the matter cannot be resolved by mutual agreement.  Thereafter either Party may pursue such legal process as is otherwise available under applicable law.

1.11                           “Confidential Information” shall mean, with respect to a Party, all information (and all tangible and intangible embodiments thereof), which is owned or controlled by such Party, and is disclosed by such Party to the other Party pursuant to this Agreement.  Notwithstanding the foregoing, Confidential Information of a Party shall not include information which, and only to the extent, the receiving Party can establish by written documentation (a) has been generally known prior to disclosure of such information by the disclosing Party to the receiving Party; (b) has become generally known, without the fault of the receiving Party, subsequent to disclosure of such information by the disclosing Party to the receiving Party; (c) has been received by the receiving Party at any time from a source, other than the disclosing Party, rightfully having possession of and the right to disclose such information free of confidentiality obligations; (d) has been otherwise known by the receiving Party free of confidentiality obligations prior to disclosure of such information by the disclosing Party to the receiving Party; or (e) is independently developed without reference to or use of the Confidential Information of the disclosing Party.  For clarity, except as otherwise expressly provided in this Agreement, Sunesis Collaboration Technology, Joint Collaboration Technology and the Licensed Pre-Existing Technology shall be deemed Confidential Information of both Biogen Idec and Sunesis.  For clarity, Biogen Idec Collaboration Technology shall be deemed Confidential Information solely of Biogen Idec.

1.12                           “Covered” shall mean, with respect to a compound and a Valid Claim, that the manufacture, use, sale, offer for sale or importation of such compound, but for the licenses or ownership rights granted herein, would infringe such Valid Claim.

1.13                           “Criteria” shall mean the “Hit Compound Criteria”, and “Lead Compound Criteria”.

1.13.1                  “Hit Compound Criteria” shall mean (i) those criteria set forth in Exhibit 1.13.1 hereto, and (ii) such other criteria that are approved by the JRC in accordance with Section 2.5.9(a) and agreed in writing by the Parties in order for such compound to be deemed a Hit Compound. “Hit Compound” shall mean any Collaboration Compound that meets the Hit Compound Criteria with respect to a Collaboration Target.

1.13.2                  “Lead Compound Criteria” shall mean (i) those criteria set forth in Exhibit 1.13.2 hereto, and (ii) such other criteria that are approved by the JRC in accordance with Section 2.5.9(a) and agreed in writing by the Parties in order for such compound to be deemed a Lead Compound for purposes of Section 1.41.  “Lead Compound” shall mean any Collaboration Compound that becomes a Lead Compound in accordance with Section 2.6.

1.14                           “Development” shall mean all research and pre-approval development and regulatory activities regarding the Product.  “Development” shall include, without limitation, all pre-approval activities related to research, optimization and design of the appropriate molecule and identification of back-ups, preclinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, manufacturing clinical supplies, regulatory affairs, statistical analysis and report writing, technology transfer, market research and development, and all other pre-approval activities.  When used as a verb, “Develop” shall mean to engage in Development.

1.15                           “Development Candidate” shall mean a Collaboration Compound designated by Biogen Idec as a Development Candidate in accordance with Section 2.6.

1.16                           “Development Costs” shall mean the costs and expenses associated with Development activities actually incurred by the Parties or their Affiliates for a particular Product during the measurement period and in the territories described in Section 3.2.4(d).  The costs and expenses associated with Development activities shall include, but are not limited to, costs of studies on the toxicological, pharmacological, metabolical or clinical aspects of a Product, including clinical trials, conducted internally or by individual investigators or consultants and necessary for the purpose of obtaining, maintaining and/or expanding marketing approval of a Product, process development, process improvement and scale-up and recovery costs (including plant costs), validation costs, including qualification lots, the manufacture of clinical supplies of Product, including failed batches, costs for preparing, submitting, reviewing or developing data or information for the purpose of submission to a governmental authority to obtain, maintain and/or expand manufacturing and/or marketing approval of a Product and costs of marketing studies related to a Product.  “Development Costs” shall also include expenses for data management, statistical designs and studies, document preparation, and other administration expenses associated with the clinical testing program.  In determining “Development Costs” chargeable under this Agreement, each Party will use its respective project accounting systems, and will review and approve its project accounting systems and methodologies with the other Party.  The Parties hereby agree that efforts of the employees of a Party or its Affiliates in performing its activities hereunder shall be charged as Development Costs at the FTE Rate.  Notwithstanding anything in this Section 1.16 to the contrary, only those Development Costs that are contemplated by the Co-Development Plan and Budget or were otherwise approved by the JSC shall be chargeable by a Party as Development Costs.  It is further understood that the activities of the following groups or functions shall not be chargeable as Development Costs: Corporate Administration, Human Resources, Legal, Business Development, Finance, Corporate Communication and Public Affairs.  All payments made by a Party to a Third Party in connection with the performance of its activities under the Co-Development Plan and Budget shall be charged as Development Costs at such Party’s actual out-of-pocket cost.  Expenses incurred by a Party for equipment, materials and supplies utilized in performing its activities under the Co-Development Plan and Budget shall not be separately charged as Development Costs, except for those expenses incurred by a Party, with the prior written consent of the JSC as set forth in the Co-Development Plan and Budget, in the purchase or making of equipment, materials or supplies (other than common laboratory supplies, e.g., pipettes, test tubes, petri dishes, reagents, and the like) that are to be used exclusively in connection with the performance of such Party’s activities under the Co-Development Plan and Budget (e.g., laboratory animals, placebo supplies, etc.), which expenses shall be charged as Developments Cost at such Party’s actual out-of-pocket expense incurred in purchasing or making such equipment, materials or  supplies.

1.17                           “Diligence Summary” shall mean, with respect to particular Target, a summary of research, development and commercialization activities with respect to such Target that (i) were performed by the reporting Party or its Third Party collaborators in the previous twelve (12) month period (or shorter period from the prior report or relevant Target designation, if applicable), and (ii) as of the date the Diligence Report, are planned in good faith for the following twelve (12) month period.  For clarity, it is understood and acknowledged that in providing a Diligence Report, a Party shall not be required to disclose scientific results, specific research activities or the identity of any Third Party collaborator or potential collaborator, but shall at a minimum provide a summary of the total number of FTEs dedicated or planned to be dedicated to the discovery, optimization, development and commercialization of Collaboration Compounds that are specifically directed at the relevant Target, and a summary of the functional allocation of such FTEs.

1.18                           “Exclusivity Period” shall mean: (i) with respect to Biogen Idec, the period from the Effective Date until the end of the Research Term, and (ii) with respect to Sunesis the period from the Effective Date until one year following the end of the Research Term.

1.19                           “Field” shall mean the treatment, prevention and/or diagnosis of disease in humans through modulation of the Collaboration Targets.  For the avoidance of doubt, the scope of the Field shall not extend to activities of the Parties with protein, peptide or nucleic acid therapeutics directed to biological targets.  The term peptide therapeutics in the preceding sentence shall mean peptides having a molecular weight greater than 1,000 daltons.

1.20                           “FTE” shall mean, with respect to a Party, the equivalent of the work time of a full-time scientist or a full-time project team leader over a twelve-month period (including normal vacations, sick days and holidays), equal to at least [*] ([*]) weeks of work.  In the case of less than a full-time person, the portion of an FTE year devoted by such person to the Research Program shall be determined by dividing the number of days during any twelve-month period devoted by such person to the Research Program by the total number of working days of such person’s full-time scientist during such twelve-month period.  “FTE Rate” for both Parties shall mean $[*] per annum per FTE from the Effective Date through December 31, 2005.  Thereafter, the FTE Rate will be adjusted by the Inflation Index.  As used herein, “Inflation Index” shall mean the percentage increase in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics, since the Effective Date.

1.21                           “Gross Sales” shall mean the gross amount invoiced by either Party or its Affiliates or permitted Sublicensees for sales of a product.  However, Gross Sales shall not include amounts received by such Party (or any of its Affiliates) from transactions with an Affiliate or Sublicensee, where the product in question will be resold by such Affiliate or Sublicensee to an independent Third Party distributor, agent or end user and such amounts received by the Affiliate or Sublicensee from such resale is included in Gross Sales.

1.22                           “Kinase” shall mean a human enzyme, the primary biological function of which is to catalyze transfer of phosphate from adenosine triphosphate.

1.23                           “Kinase-Active Fragment” shall mean a non-tethered intermediate compound of a tethered compound (as that term is described in U.S. Patent number 6,335,155 B1), where such tethered compound (i) is either (A) a compound that binds to the purine binding site of a Kinase, or (B) a compound that binds to the adaptive region of a Kinase; (ii) is actually made or used by either Party alone or by both Parties jointly during the Research Term in the course of activities

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

directed to a Target that is then a Collaboration Target in the performance of the Research Program in accordance with the then-current Research Plan; and (iii) exhibits structure activity relationships and specific binding to one or more Kinase.  For clarity, “intermediate compound” as used in this Section 1.23 shall mean that portion of the tethered compound which does not contain the linking or tethering moiety.

1.24                           “Know-How” shall mean any data, inventions, methods, proprietary information, processes, techniques, technology, or material (including biological or other materials).

1.25                           “Licensed Pre-Existing Technology” shall mean all Licensed Pre-Existing Patents and Licensed Pre-Existing Know-How.

1.25.1                  “Licensed Pre-Existing Patents” shall mean any patent or patent application directed at or comprising compositions of matter that modulate Targets and/or methods of use thereof in modulating Targets owned or controlled by Sunesis at any time after the Effective Date but prior to three (3) months after the Effective Date, as well as any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of such patent applications or patents, and any substitutions, confirmations, registrations, revalidations or foreign counterparts of any of the foregoing.

1.25.2                  “Licensed Pre-Existing Know-How” shall mean any Know-How specifically related to Licensed Pre-Existing Compounds owned or controlled by Sunesis at any time after the Effective Date but prior to three (3) months after the Effective Date.

1.26                           “NDA” shall mean a New Drug Application (or its equivalent), as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding or similar application, registration or certification in any jurisdiction for marketing authorization of a Product.

1.27                           “Net Sales” shall mean, with respect to a product, Gross Sales less applicable Sales Returns and Allowances.

If a sale, transfer or other disposition with respect to a product is made for consideration other than cash or is not at arm’s length, then the Net Sales from such sale, transfer or other disposition shall be the arm’s length fair market value thereof.  For purposes of this Agreement, “sale” shall mean any transfer or other distribution or disposition, but shall not include transfers or other distributions or dispositions of product, at no charge, for pre-clinical, clinical or regulatory purposes or in connection with patient assistance programs or other charitable purposes or to physicians or hospitals for promotional purposes.

In the event that a product is sold in the form of a Combination Product, Net Sales for the Combination Product shall be determined by multiplying actual Net Sales of the Combination Product (determined by reference to the definition of Net Sales set forth above) during the royalty payment period by the fraction A/A+B where A is the average sale price of products containing the Target Selective Compound, or Other Compound as is contained in such Combination Product as the sole active drug substance when sold separately in finished form (an “Agreement Product”), and B is the average sales price of products containing only the other active ingredients when sold separately in finished form, in each case during the applicable royalty payment period in the country in which the sale of the Combination Product was made, or if sales of both types of products did not occur in such period, then in the most recent royalty payment period in which sales of both occurred.  Where the Agreement Product is sold separately in finished form but the other ingredients are not, Net Sales for the Combination Product shall be determined by multiplying actual Net Sales of the Combination Product (determined by reference to the definition of Net Sales set forth above) during the royalty payment period by the ratio of the average per-unit sale price of the Agreement Product when sold separately in finished form to the average per-unit Net Sales of the Combination Product, in each case during the applicable royalty payment period in the country in which the sale of the Combination Product was made.  Where the other active ingredients are sold separately in finished form but the Agreement Product is not, Net Sales for the Combination Product shall be determined by multiplying actual Net Sales of the Combination Product (determined by reference to the definition of Net Sales set forth above) during the royalty payment period by the difference obtained by subtracting from one (1) the ratio of the average per-unit sale price of products containing only the other active ingredient when sold separately in finished form to the average per-unit Net Sales of the Combination Product, in each case during the applicable royalty reporting period in the country in which the sale of the Combination Product was made.  In the event that such average sales price cannot be determined for either of the Agreement Product or for products containing only the other active ingredient included in the Combination Product, Net Sales for purposes of determining payments under this Agreement shall be determined by good faith negotiations between the Parties.

1.28                           “Phase I” shall mean human clinical trials, the principal purpose of which is the preliminary evaluation of safety in healthy individuals as more fully defined  in 21 C.F.R. §312.21(a) or similar clinical study in a country other than the United States.  An initial study in patients where the primary purpose is the preliminary evaluation of safety will be considered a Phase I study.

1.29                           “Phase II” shall mean human clinical trials conducted on a limited number of patients for the primary purpose of evaluation of both clinical efficacy and safety, and/or to obtain a preliminary evaluation of the dosage regimen, as more fully defined in 21 C.F.R. §312.21(b).

1.30                           “Phase III” shall mean human clinical trials, the principal purpose of which is to establish substantial evidence of both safety and efficacy in patients with the disease or condition being studied, as more fully defined in 21 C.F.R. §312.21(c) or similar clinical study in a country other than the United States.  Phase III shall also include any other human clinical trial intended to serve as a pivotal trial to support the submission of an application for regulatory approval.

1.31                           “Product,” “Non-Kinase Other Biogen Idec Product,” “Other Biogen Idec Product,” and “Sunesis Product” shall have the following meanings:

1.31.1                  “Non-Kinase Other Biogen Idec Product” shall mean an Other Biogen Idec Product that does not contain any Other Compounds that are directed at a Kinase.

1.31.2                  “Other Biogen Idec Product” shall mean a pharmaceutical preparation for sale by prescription, over-the-counter, or any other method for all uses in humans and/or animals, in which Biogen Idec or its Affiliates incorporates one or more Other Compound(s) as an active ingredient, and does not incorporate any Target Selective Compounds as an active ingredient.  It is understood that Other Biogen Idec Products containing different active ingredient(s) (i.e. a different active ingredient or an additional active ingredient) or a different formulation shall be deemed different “Other Biogen Idec Products”.

1.31.3                  “Product” shall mean a pharmaceutical preparation for sale by prescription, over-the-counter, or any other method for all uses in humans and/or animals, which incorporates one or more Target Selective Compound as an active drug substance.  It is understood that Products containing different active ingredient(s) (i.e. a different active ingredient or an additional active ingredient) or a different formulation shall be deemed different “Products”.

1.31.4                  “Sunesis Product” shall mean a pharmaceutical preparation for sale by prescription, over-the-counter or any other method for all uses in humans and/or animals, in which Sunesis or its Affiliates incorporates an Other Compound as an active ingredient.

1.32                           “Regulatory Approval” shall mean approval of the health regulatory agency in a country (FDA in the U.S. and comparable authority outside the U.S.) necessary for the marketing and sale of a product in the applicable country.  As used herein, “Regulatory Approval” shall not include pricing or reimbursement approval.

1.33                           “Research Program” shall mean the activities undertaken by the Parties pursuant to the Research Plan, during the Research Term.

1.34                           “Research Term” shall mean the period commencing on the Effective Date and ending on the later of (i) the four (4) year anniversary of the Effective Date, or (ii) if extended in accordance with Section 2.3 below, the end of the last one (1) year extension period; provided that the Research Term shall in all events terminate upon an earlier termination of the Agreement in accordance with Article 14 below.

1.35                           “Sales Returns and Allowances” shall mean, with respect to a specific Product, Sunesis Product or Other Biogen Idec Product, the sum of (a) and (b), where:  (a) is a provision, determined by a Party under U.S. GAAP for sales of such product for (i) trade, cash and quantity discounts on such product (other than price discounts granted at the time of invoicing and which are already included in the determination of Gross Sales), (ii) credits or allowances given or made for rejection or return of, and for uncollectable amounts on, previously sold product or for rebates or retroactive price reductions (including Medicare, Medicaid and similar types of rebates and chargebacks), (iii) taxes, duties or other governmental charges levied on or measured by the billing amount for such product, as adjusted for rebates and refunds (excluding income and franchise taxes), (iv) charges for freight and insurance directly related to the distribution of such product, to the extent included in Gross Sales, and (v) credits for allowances given or made for wastage replacement, indigent patient and any other sales programs agreed to by the Parties for such product; and (b) is a periodic adjustment of the provision determined in (a) to reflect amounts actually incurred by a Party for items (i), (ii), (iii), (iv) and (v) in clause (a).

1.36                           “Selectivity Parameters” shall mean, with respect to a particular Target, the parameters  necessary to objectively determine whether a compound is Target Selective against such Target, including the following: (i) the relevant cell-based assay, and assay conditions and criteria related thereto, and (ii) the relevant biochemical assay, and assay conditions and criteria related thereto, including without limitation the ATP concentration (expressed as a factor of KM) to be used in such biochemical assay.

1.37                           “Sublicensee” shall mean a Third Party expressly licensed by a Party to make, use, import, offer for sale or sell Product, Sunesis Product or Other Biogen Idec Product, as applicable.  The term “Sublicensee” shall not include distributors (i.e. a Third Party who purchases product from a Party for resale).

1.38                           “Sunesis Core Technology” shall mean all patents, patent applications, and invention disclosures (all as listed on Exhibit 1.38) and all information, materials and other subject matter, and improvements thereof, relating to (i) mutants or the use thereof in screening, (ii) the use of novel protein engineering techniques and their application in drug discovery, (iii) target-directed fragment discovery and maturation to produce drug leads, including monophores, extenders and fragments and monophore, extender and fragment libraries for such purposes, or (iv) covalent tethering and techniques related thereto (e.g. NMR, X-ray, mass spec. AUC, Biacore) and its use to discover fragments and test binding hypotheses of fragments and leads: (a) controlled by Sunesis and/or its Controlled Affiliates prior to the Effective Date or during the Research Term; or (b) made by Biogen Idec in the course of activities directed to the discovery, research, or development of Collaboration Compounds; provided, in the case of (b) that such item was made using or derived from Sunesis Core Technology.  Sunesis Core Technology shall also include any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the patent applications or patents in (a) or (b) above, and any substitutions, confirmations, registrations, revalidations or foreign counterparts of any of the foregoing.

1.39                           “Synthesize,” “Synthesis” or “Synthesized” shall mean, with respect to a chemical composition, the act of (i) first physical synthesis of such chemical composition, or (ii) if such composition had previously been first actually synthesized, first physically establishing, in a relevant assay, that such composition is Target Selective against a specific Target.  For avoidance of doubt Synthesize shall not include chemical compositions synthesized in vivo.

1.40                           “Target,” “[*]Target,” “Collaboration Targets,” “Non-Kinase Target,” “Other Biogen Idec Target,” “Raf/[*] Target” and “Sunesis Target” shall have the meanings set forth below:

1.40.1                  “[*] Target” shall mean the human [*] protein kinase together with the [*] protein family members [*]-A, [*]-B, and [*]-C.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.40.2                  “Collaboration Targets” shall mean (i) the Raf/[*] Target, and (ii) those additional Targets that are designated as Collaboration Targets by Biogen Idec in accordance with Section 2.5 during the Research Term.

1.40.3                  “Non-Kinase Target” shall mean a Target that is not a Kinase.

1.40.4                  “Other Biogen Idec Target” shall mean a Target that has been designated as an Other Biogen Idec Target in accordance with Section 2.5.6 or 2.5.7, provided that any Target that is removed as an Other Biogen Idec Target pursuant to Section 2.5.8 after being so designated shall no longer be considered a Other Biogen Idec Target.

1.40.5                  “Raf/[*] Target” shall mean the human Raf protein kinase together with the Raf protein family members [*] and [*], and the [*] protein [*] and [*].

1.40.6                  “Sunesis Target” shall mean a Sunesis Target that has been designated as a Sunesis Target in accordance with Section 2.5.3, 2.5.6 or 2.5.7, provided that any Target that is removed as a Sunesis Target pursuant to Section 2.5.8 after being so designated shall no longer be considered a Sunesis Target.

1.40.7                  “Target” shall mean, except as described in Section 1.40.1 and 1.40.5 above, a single human protein, and with respect to Collaboration Targets, such other variant species of such protein as are determined in accordance with Section 2.5.9 below.

1.41                           “Target Selective” shall mean, when used to describe a chemical compound with respect to a specified Target, that such compound exhibits an IC50 at or below [*] ([*]) in a relevant cell-based assay, and below the [*] of the IC50 of (i) [*] ([*]) in an enzyme assay (measured at ATP concentrations [*] ([*]) times the KM) or (ii) [*] ([*]) times the IC50 of the selected lead.  For the purposes of the foregoing, the relevant cell-based and enzyme assays shall be as specified pursuant to Section 2.5.9(b), and the IC50 referenced in (ii) shall be measured in the same enzyme assay as (i).

1.42                           “Third Party” shall mean any person or entity other than Sunesis and Biogen Idec, and their respective Affiliates.

1.43                           “Valid Claim” shall mean (i) a claim of an issued and unexpired patent (or the equivalent in a supplementary protection certificate), which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency from which no appeal can be or is taken or (ii) a claim of a pending patent application, filed in good faith, which claim shall not have been canceled, withdrawn, abandoned or rejected by an administrative agency from which no appeal can be taken; provided that no more than seven (7) years has passed since the filing date for such patent application.

1.44                           Additional Terms.  In addition to the foregoing, the following terms shall have the meaning defined in the corresponding Section below:

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Definition	Section Defined
Actual Amount	7.1.2
Available	Exhibit 2.5
Biogen Idec Competitor	3.2.4(c)
Change in Control	3.2.4(b)
Co-Development Plan and Budget	3.2.2
Co-Funded Product	3.2.1
Co-Funding Percentage	3.2.3
Controlling Party	10.3.4
Cooperating Party	10.3.4
Co-Promoted Product	4.2
Co-Promotion Option	4.2
Election Notice	3.2.1
Election Notice	4.2.1
Eligible Collaboration Targets	3.2.4(a)
Indemnitee	13.3
Indemnitor	13.3
Indication	7.4.2(b)
Initial Development Plan	3.3.1
Initial Territory	3.2
Infringement Action	10.3.4
JCC	5.5.1
JDC	5.4.1
JRC	5.3.1
Joint Patent Committee	10.2.2
Joint Patent Counsel	10.2.2
Joint Steering Committee	5.1
Joint Sub-Committee	5.2
Liabilities	13.1
Milestone Compound	7.4.1
Milestone Target	7.4.1
Notice Period	3.2.1
Other Biogen Idec Technology	6.2.4
Other Party	Exhibit 2.5
Phase II Drug Collaboration	2.7.1
Phase II Notice	3.2.1
post Phase I Development Costs	3.2.4(d)
Product Team	3.3
Projected Start Date	3.2.1
Proposed Target	Exhibit 2.5
Proposing Party	Exhibit 2.5
Raf/[*] Patents	10.1.1(a)
Receiving Party	2.5.6
Requesting Party	2.5.6
Research plan	2.2
Reverted Product	3.5
Royalty Products	7.5.1
Sales and Marketing Plan	5.5.2
Series C-2	7.2.2
Subject Infringement	10.3.1
Target selection pool	2.5.1
Term	14.1

ARTICLE 2
RESEARCH PROGRAM AND TARGET DESIGNATION

2.1                                 General; Conduct of Research.  Subject to the terms and conditions set forth herein, the Parties agree to conduct research under the Research Plan on a collaborative basis.  Sunesis and Biogen Idec shall each conduct the Research Program in a good and scientific manner, and in compliance in all material respect with all requirements of applicable laws, rules and regulations and all applicable standard laboratory practices to attempt to achieve their objectives efficiently and expeditiously.  Sunesis and Biogen Idec each shall proceed diligently with the work set out in the Research Program by using their good faith efforts.  Sunesis agrees to dedicate to the Research Program the number of Sunesis FTEs specified in the Research Plan;

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

provided however, Sunesis shall not be obligated to incur costs in performing its activities under the Research Program in excess of the amounts specified under Section 7.1.

2.2                                 Research Plan.  The Parties will conduct the Research Program in the Field in accordance with a written plan approved by the JRC (the “Research Plan”).  The Research Plan shall establish: (i) the scope of the research activities which will be performed; (ii) the research objectives, work plan activities and schedules with respect to the Research Program; and (iii) the respective obligations of the Parties with respect to the Research Program.  The Research Plan shall be reviewed on an ongoing basis and may be amended by approval of the JRC from time to time as it deems necessary or appropriate.  The initial Research Plan is attached hereto as Exhibit 2.2.

2.3                                 Term of Research Program.  The Research Program shall commence on the Effective Date and unless earlier terminated as described in Article 14, continue for an initial period of four (4) years (i.e. forty-eight (48) months from the Effective Date).  Biogen Idec will have the option to extend the Research Term for up to two additional one (1) year periods at the level of research funding by Biogen Idec and FTE support by Sunesis specified in Section 7.1, by providing Sunesis with written notice and full payment of the technology access fee set forth in Section 7.2.1(b) at least three (3) months before the end of the initial four (4) year Research Term or the then-current extension period, as applicable.

2.4                                 Collaboration Target Exclusivity.  Subject to Section 2.7 and Section 3.5 below, during the Exclusivity Period Sunesis shall collaborate exclusively with Biogen Idec with respect to each Collaboration Target and with respect to Target Selective Compounds.  Subject to Section 2.7, during the Exclusivity Period Biogen Idec shall collaborate exclusively with Sunesis with respect to each Collaboration Target and with respect to Target Selective Compounds.  Notwithstanding the foregoing, neither Party shall be deemed in breach of this Section 2.4 if it engages in activities, or licenses a Third Party, with respect to a compound that does not specifically and directly modulate a Collaboration Target, to the knowledge of such Party at the time such Party engages in such activities or granted such license (or if earlier, at the time such Party first became obligated to engage in such activities or grant such license).  It is understood and acknowledged, however, that nothing in the preceding sentence shall be deemed to limit or modify the obligations set forth in Section 6.6 hereof or the licenses granted in Article 6.  In addition, it is understood and acknowledged that nothing in this Section 2.4 shall restrict either Party from research, development or commercialization activities with protein or peptide therapeutics directed to Collaboration Targets, either through an internal program or a bona fide collaboration with a Third Party.  The term peptide therapeutics in the preceding sentence shall mean peptides having a molecular weight greater than 1,000 daltons.

2.5                                 Designation of Collaboration Targets under the Research Program.  As of the Effective Date, the Raf/[*] Target shall be the only Collaboration Target.  Biogen Idec shall have the right to designate up to a total of five (5) additional Collaboration Targets during the Research Term in accordance with Sections 2.5.1 and 2.5.2, subject to such Targets being then Available pursuant to Exhibit 2.5 attached hereto.  In addition, Biogen Idec may have the right to designate an additional Target to be added thereto in accordance with Section 2.5.5, subject to such designated Target being then Available.

2.5.1                        Target Selection Pool.  On or prior to the Effective Date, Biogen Idec shall identify [*] ([*]) Targets other than the Raf/[*] Target as candidates for designation as Collaboration Targets (the “Target Selection Pool”).  Within three (3) months after the Effective Date, Biogen Idec shall identify [*] ([*]) additional Targets (other than the Raf/[*] Target and those Targets already in the Target Selection Pool) for inclusion in the Target Selection Pool.  Promptly upon receiving notification of each such proposed Collaboration Target candidate, Sunesis shall determine in good faith whether such Targets are then Available in accordance with Exhibit 2.5 attached hereto and inform Biogen Idec in the event that one or more such Targets are not Available (in which case such Target or Targets shall be deemed removed from the Target Selection Pool).  Biogen Idec shall have the opportunity to provide alternate proposals for any such Targets that are not Available, and Sunesis shall then determine whether such alternate Targets are then Available.  This process shall continue until Biogen Idec has proposed a total of [*] ([*]) Available Targets in the Target Selection Pool.

2.5.2                        Designation of Collaboration Targets.  Promptly upon determining that a Target in the Target Selection Pool is Available, the Parties shall undertake to clone such Target pursuant to the Research Program, and shall promptly provide the JRC with such information and data related to such cloned Targets as has then been generated under the Research Plan.  In the event that [*] ([*]) or more of the Targets in the Target Selection Pool have been successfully cloned and expressed as of twelve (12) months after the Effective Date, then Biogen Idec shall designate, in its sole discretion, [*] ([*]) Targets from the Target Selection Pool as Collaboration Targets, by so notifying Sunesis in writing on or before such date.  In the event that less than [*] ([*]) of the Targets in the Target Selection Pool have been successfully cloned and expressed as of twelve (12) months after the Effective Date, then Biogen Idec shall designate the Targets from the Target Selection Pool that have been successfully cloned and expressed as Collaboration Targets.  In such event the JRC shall promptly convene to determine whether to proceed with efforts related to the Targets remaining in the Target Selection Pool or how the Parties should otherwise proceed diligently towards designation of [*] ([*]) Targets by Biogen Idec as Collaboration Targets pursuant to this Section 2.5.2, and the JRC shall revise the Research Plan to reflect such determination.

2.5.3                        Initial Sunesis Target Selection.  At any time following the selection by Biogen Idec of Biogen Idec’s initial [*] ([*]) Targets for the Target Selection Pool as provided under Section 2.5.1 above, but prior to the first anniversary of the Effective Date, Sunesis may

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

designate one (1) Target as a Sunesis Target, provided such Target is not one of the Targets in the Target Selection Pool.

2.5.4                        Biogen Idec Additional Collaboration Target Selection.  At any time following the first anniversary of the Effective Date, but during the Research Term, after the initial Collaboration Targets have been selected under Section 2.5.2 above, Biogen Idec may designate one (1) additional Target as a Collaboration Target, provided such Target is then Available.  Promptly upon receiving notification of such proposed Collaboration Target, Sunesis shall determine in good faith whether such Target is then Available in accordance with Exhibit 2.5 attached hereto.  In the event that such Target is not Available, Sunesis shall so inform Biogen Idec, Biogen Idec shall have the right to provide an alternate proposal to Sunesis during the Research Term, and Sunesis shall then determine whether such alternate Target is then Available.  This process shall continue until either Biogen Idec designates an Available Target as a Collaboration Target, or the Research Term expires or terminates, whichever is earlier.

2.5.5                        Biogen Idec Possible Seventh Collaboration Target Selection.  It is understood and agreed that the Parties shall frequently counterscreen Collaboration Compounds, and that during the Research Term the Parties shall promptly share the results of any such counterscreening to the extent it is undertaken in the course of performing the Research Program.  At any time during the Research Term after the second anniversary of the Effective Date, in the event that the Hit Compound Criteria have not been achieved with respect to any of Biogen Idec’s six (6) Collaboration Targets (Raf/[*] plus the five (5) others), then Biogen Idec may designate one (1) additional Target as a Collaboration Target, provided such Target is then Available.  Promptly upon receiving notification of such proposed Collaboration Target, Sunesis shall determine in good faith whether such Target is then Available in accordance with Exhibit 2.5 attached hereto.  In the event that such Target is not Available, Sunesis shall so inform Biogen Idec, Biogen Idec shall have the right to provide an alternate proposal to Sunesis during the Research Term, and Sunesis shall then determine whether such alternate Target is then Available.  This process shall continue until either (i) Biogen Idec designates an Available Target as a Collaboration Target, (ii) the Research Term expires or terminates, or (iii) the Hit Compound Criteria are achieved with respect to any of Biogen Idec’s six (6) Collaboration Targets, whichever is earliest.

2.5.6                        Designation of Other Biogen Idec Targets and Sunesis Targets.  Subject to the terms and conditions of this Agreement, at any time following the first anniversary of the Effective Date and during the Term of this Agreement, either Party shall have the opportunity to obtain at any time certain exclusive license rights as described in Section 6.3 below with respect to a particular Target that is not then a Collaboration Target, an Other Biogen Idec Target or a Sunesis Target, provided (i) such Target is then Available as determined in accordance with Exhibit 2.5, and (ii) at the time of designation of such Target, the designating Party is either (A) exercising reasonable research or development efforts with respect to Collaboration Compounds that are specifically directed at such Target, either through an internal program or a bona fide collaboration with a Third Party, or (B) actively and in good faith engaged in negotiations with a Third Party regarding a collaboration directing research or development efforts at Collaboration Compounds that are specifically directed at such Target.  A Party (the “Requesting Party”) requesting to designate a Target (a “Requested Target”) as either a Sunesis Target or an Other Biogen Idec Target shall provide the other Party (the “Receiving Party”) in writing with a

Diligence Summary and proposed Selectivity Parameters for the Requested Target.  Upon receiving such materials from a Requesting Party, the Receiving Party shall promptly and in good faith determine whether the Requested Target is Available in accordance with Exhibit 2.5 attached hereto and inform the Requesting Party of the results of such determination.  Upon notice to the requesting Party that such Target is Available, such Target shall be designated as an Other Biogen Idec Target or a Sunesis Target, as applicable.  Each Party may exercise this right an unlimited number of times, provided that neither Party shall be required to obtain an exclusive license from the other Party.

2.5.7                        Not-Available Targets.  In the event that a Requested Target is determined to be not-Available by the Receiving Party, the Parties shall have the alternating right, as described below, to require the other Party to make such Target Available and to receive the exclusive license rights described under Section 6.3 below.  The first time a Requesting Party under Section 2.5.6 above is informed by the Receiving Party that a Requested Target is not-Available, Biogen Idec shall have the right for thirty (30) days, but not the obligation, to require Sunesis (irrespective of whether Sunesis is the Requesting or Receiving Party) to make the Target Available as an Other Biogen Idec Target and to require Sunesis to grant Biogen Idec the exclusive license rights described in Section 6.3.  In the event that Biogen Idec does not elect during such thirty (30) days to require Sunesis to make the Target Available as an Other Biogen Idec Target, then Sunesis shall have the right, but not the obligation, for thirty (30) days to require Biogen Idec to make the Target Available as a Sunesis Target and to require Biogen Idec to grant Sunesis the exclusive license rights described in Section 6.3.  In the event that Biogen Idec exercises its right described above to require Sunesis to make a Requested Target Available as an Other Biogen Idec Target and to require Sunesis to grant Biogen Idec the exclusive license rights described in Section 6.3, then the next time a Requested Target is determined to be not-Available then Sunesis shall have the first right to require Biogen Idec to make such Target Available as a Sunesis Target on the same terms and conditions described above.  The rights described above shall alternate every time one Party requires the other Party under this Section 2.5.7 to grant the exclusive license rights described in Section 6.3.  Notwithstanding the foregoing, this Section 2.5.7 shall not apply in the event that the [*]Target is a Requested Target that is determined to be not-Available.  As used in this Section 2.5.7, a Party exercising an option to “require the other Party to make a Target Available” shall mean that the exercising Party is designating such Target as an Other Biogen Idec Target or Sunesis Target, as applicable, notwithstanding the fact that such Target would otherwise not be Available.  For clarity, the fact that a Party that is “required to make a Target Available” shall not mean that such Party is restricted from research, development or commercialization of compounds directed at such Target, except as otherwise set forth in Section 2.4 or Article 6.  It is understood and acknowledged that any exclusive license grant that is required under this Section 2.5.7 shall be subject to any licenses or sublicenses granted to any Third Party in accordance with Sections 6.1.3 or 6.5 prior to such exclusive license grant.

2.5.8                        Other Biogen Idec Targets and Sunesis Targets.  Biogen Idec and Sunesis agree to use Commercially Reasonable and Diligent Efforts to research, develop and commercialize Other Biogen Idec Products and Sunesis Products, respectively (excluding for

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

purposes of this Section 2.5.8, Sunesis Products directed at the Sunesis Target designated under Section 2.5.3), for each Other Biogen Idec Target and Sunesis Target for which they receive the exclusive license rights described in Section 6.3.  In the event that a Party fails to use Commercially Reasonable and Diligent Efforts to research, develop and commercialize either an Other Biogen Idec or Sunesis Product specifically directed at a particular Other Biogen Idec Target or Sunesis Target (excluding for purposes hereof, the Sunesis Target designated under Section 2.5.3), the sole remedy for such breach shall be that such Target shall cease to be an Other Biogen Idec Target or Sunesis Target and the exclusive licenses rights granted to such Party under Section 6.3 with respect to such Other Biogen Idec Target or Sunesis Target shall terminate.  After designation of a Requested Target as an Other Biogen Idec Target or Sunesis Target (excluding for purposes of this Section 2.5.8, the Sunesis Target designated under Section 2.5.3), the Party so designating shall provide the other Party with a Diligence Summary six months after such designation, and upon each anniversary of such date for so long as such Target remains an Other Biogen Idec Target or Sunesis Target, as applicable.

2.5.9                        Establishment of Criteria and Selectivity Parameters; Staffing of Sunesis FTEs.

(a)                                  Promptly following any designation of a Collaboration Target pursuant to this Section 2.5, the Parties shall establish, the definition and scope of such Collaboration Target, as well as any additional Target-specific criteria for a compound to be deemed a Hit Compound or Lead Compound for such Collaboration Target as provided in Section 1.13, provided that the JRC shall not have the authority to amend the Lead Compound Criteria with respect to the threshold affinity levels with respect to such Collaboration Target without the written agreement of the Parties.  In addition, in the event that Biogen Idec requests additional FTEs with respect to such Collaboration Target (above those provided for under this Agreement), the Parties shall mutually agree on whether additional Sunesis FTEs shall be funded to conduct activities under the Research Program with respect to such Collaboration Target.

(b)                                 In addition to the foregoing, the Parties shall establish the Selectivity Parameters for each Collaboration Target.  The Selectivity Parameters for a specific Collaboration Target may be amended after initial designation by the JRC only through mutual written agreement of the Parties.  The Selectivity Parameters for all Collaboration Targets shall be set forth in Exhibit 2.5.9 attached hereto; upon request by either Party from time to time, Exhibit 2.5.9 shall be updated to reflect the Selectivity Parameters for the then-current Collaboration Targets.

(c)                                  In the event that an Other Biogen Idec Target or a Sunesis Target is designated during the Term of this Agreement, the Parties shall mutually agree on (i) the definition and scope of such Target, and (ii) the Selectivity Parameters for such Target.

2.5.10                  Nature of Collaboration Targets.  For clarity, it is understood that as of the Effective Date, the Parties are primarily interested in Kinases as Collaboration Targets; however, the Collaboration Targets designated under this Section 2.5 may be Kinases or Non-Kinase Targets.

2.6                                 Designation of Lead Compounds and Development Candidates.   From time to time during the Research Term, Biogen Idec may approve the designation of any Target Selective Compound within the Field as a Lead Compound for purposes of Section 1.41 by written notice to Sunesis, provided such Target Selective Compound meets the Lead Compound Criteria with respect to a Collaboration Target.  Each such notice shall set forth in writing the IC50 concentrations that such designated Lead Compound exhibits with respect to the relevant cell-based and enzyme assays established for such Collaboration Target under Section 2.5.9.  Biogen Idec shall have complete discretion as to the designation of any Target Selective Compound within the Field as a Development Candidate by providing written notice to Sunesis of such designation.  Biogen Idec’s right to specify a Development Candidate shall survive the expiration of the Research Term.  Notwithstanding the foregoing, it is understood and agreed that if Biogen Idec undertakes GLP toxicity studies or GMP manufacturing with respect to a particular Target Selective Compound, such Target Selective Compound shall be deemed designated by Biogen Idec as a Development Candidate for the purposes of Sections 3.3 and 7.3.

2.7                                 Phase II Drug Collaborations; Excluded Compound Programs.

2.7.1                        Phase II Drug Collaborations.  Subject to the licenses granted under Article 6, notwithstanding Sections 2.4 and 6.6 and subject to the provisions of this Section 2.7: (i) Biogen Idec shall not be prohibited from collaborating with a Third Party on the development and commercialization of chemical compounds in-licensed from or controlled by such Third Party against a Collaboration Target, and (ii) Sunesis shall not be prohibited from collaborating with a Third Party on the development and commercialization of chemical compounds in-licensed from or controlled by such Third Party against a Collaboration Target; provided that in subsection (ii), such Collaboration Target is not an Eligible Collaboration Target, and in both subsections (i) and (ii) that such compounds are in Phase II clinical trials or later stage of development or commercialization at the time of initiation of such collaboration (each, a “Phase II Drug Collaboration”).  As of the Effective Date, except for those compounds listed on Exhibit 2.7.1, neither Party is party to a Phase II Drug Collaboration.  Each Party shall notify the other Party in writing upon entering into a Phase II Drug Collaboration.  Nothing in this paragraph is intended as the grant of a license by either Party to the other Party.

2.7.2                        Excluded Compound Programs.  Subject to the licenses granted under Article 6, in addition to the foregoing, notwithstanding Section 2.4 neither Party shall be prohibited from researching, developing or commercializing Excluded Compounds, with the proviso that Sunesis shall be subject to the provisions of Section 6.6 below.  Nothing in this paragraph is intended as the grant of a license by either Party to the other Party.

2.8                                 Reports; Records; Inspections.

2.8.1                        Reports.  Each Party shall keep the other Party informed of its progress and results in performing the Research Program.  Sunesis and Biogen Idec shall each provide the other, at least once quarterly, a written summary of research activities and results in connection with the Research Program.  In addition, each Party shall promptly provide the JRC in accordance with procedures to be agreed upon by the JRC with data and information pertaining to all Synthesized Compounds identified by such Party, including the chemical structures of such

Synthesized Compounds and structure-activity data with respect thereto, and such other information as the Parties agree.

2.8.2                        Research Records.  Sunesis and Biogen Idec shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program.

2.8.3                        Inspections.  During the Research Term, and for three (3) years thereafter, the Parties shall provide each other access to the records referred to in this Section, upon reasonable request, during ordinary business hours and subject to appropriate confidentiality agreement in the event that Third Party confidential information is involved.

2.8.4                        Clinical Data.  For the avoidance of doubt, nothing in this Section 2.8 shall obligate Biogen Idec to provide Sunesis with any clinical data generated with respect to a Product prior to delivery of a Phase II Notice in accordance with Section 3.2.1, or as otherwise explicitly provided in Article 3.

ARTICLE 3
PRODUCT DEVELOPMENT

3.1                                 Development by Biogen Idec.  Following the selection of each Development Candidate in accordance with Section 2.6 above, Biogen Idec shall be responsible for undertaking a development program aimed at ultimately seeking Regulatory Approval for any Products incorporating such Development Candidate.

3.2                                 Co-Funding Option.  Sunesis shall have the right, on a Product-by-Product basis, to elect to fund a portion of post Phase I Development Costs of Products specifically directed to Eligible Collaboration Targets in all countries worldwide other than Japan (the “Initial Territory”).  In the event that Sunesis elects to exercise its Co-Funding Option with respect to the Initial Territory for a particular Product pursuant to the preceding sentence, then Sunesis shall have the right to elect to fund a portion of post Phase I Development Costs of such Product in Japan, all in accordance with this Section 3.2.

3.2.1                        Election.  For so long as Sunesis continues to have a Co-Funding Option, Biogen Idec shall notify Sunesis at least [*] ([*]) months, but not more than [*] ([*]) months, prior to initiation of the first Phase II trial for each Product in each of the applicable territories described above in Section 3.2 where the primary endpoint of such trial involves a preliminary determination of efficacy.  Such notice shall include the date by which such Phase II trial will start (the “Projected Start Date”), and shall include (i) a description in detail of the indication for which such Phase II trial will be directed, together with a comprehensive, detailed preliminary plan and budget estimates, prepared and provided in good faith, for the conduct of all further development of such Product (the “Initial Development Plan”), and (ii) all preclinical data for such Product, and the final report and access to all clinical data generated with respect to at least

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

one Phase I trial for such Product, as well as the final report and access to all clinical data generated with respect to all other Phase I trials of such Product initiated prior to the date of such notice that are necessary for, or form the basis of, the first Phase II trial of such Product (each, a “Phase II Notice”).  Sunesis may elect, by so notifying Biogen Idec in writing at least [*] ([*]) month prior to the Projected Start Date (the “Notice Period”), to participate in the further development of such Product in the applicable territory, as described in this Section 3.2 (such notice, the “Election Notice”).  Following the Phase II Notice and until the end of the Notice Period, Biogen Idec shall cooperate fully with Sunesis, and shall promptly provide Sunesis with access to such material information, to the extent such information is not included in the Initial Development Plan or otherwise has not been communicated previously to Sunesis, as Sunesis may reasonably request to enable Sunesis to make an informed decision whether to exercise its Co-Funding Option under this Section 3.2 with respect to such Product.  Such cooperation shall include, without limitation, consulting with Sunesis in good faith regarding the Initial Development Plan, and the financial, scientific and regulatory assumptions reflected therein.  In the event Sunesis exercises its Co-Funding Option with respect to a particular Product (such Product, a “Co-Funded Product”), the provisions of Sections 3.2.2 through 3.2.5 below shall apply with respect to such Co-Funded Product in the Co-Funded Territory.  The “Co-Funded Territory” shall consist of the Initial Territory for each Co-Funded Product, and in the event Sunesis elects to exercise its Co-Funding Option for Japan with respect to a particular Co-Funded Product, the Co-Funded Territory shall mean all territories worldwide for such Co-Funded Product.

3.2.2                        JDC.  For each Co-Funded Product, the Parties shall establish and maintain a JDC in accordance with Section 5.4 below, which shall be responsible for establishing the plan and budget for the development of each Development Candidate (each, a “Co-Development Plan and Budget”) and overseeing the implementation of such plan.  Such Co-Development Plan and Budget shall be comprehensive and shall fully describe at least the proposed activities related to ongoing preclinical studies, formulation, process development, clinical studies and regulatory plans, and other activities and timelines directed to obtaining the initial and subsequent Regulatory Approvals in each applicable country.  Unless otherwise specified in a Co-Development Plan and Budget amounts reflected for a full year shall be deemed budgeted in equal amounts for each calendar quarter of such year.

3.2.3                        Co-Funding Obligation.  In the event Sunesis exercises its Co-Funding Option with respect to a Product, Sunesis shall be obligated to reimburse Biogen Idec for a percentage (the “Co-Funding Percentage”) of post Phase I Development Costs for such Product, subject to the provisions of this Section 3.2.  It is understood and agreed that the Co-Funding Percentage shall initially be [*] percent ([*]%) for each Co-Funded Product. In addition the following shall apply:

(a)                                  The Co-Development Plan and Budget will be updated on a quarterly basis.  Promptly following the final Biogen Idec Board of Directors meeting each calendar year during the development activities for a particular Co-Funded Product or such other date as is mutually agreed by the Parties, the JDC shall update and amend the Co-Development Plan and

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Budget for such Co-Funded Product for the subsequent year.  Biogen Idec shall provide Sunesis with reasonable opportunity to provide input into each Co-Development Plan and Budget, and , subject to Article 5, Biogen Idec shall reasonably consider Sunesis’ comments in establishing and updating each Co-Development Plan and Budget.

(b)                                 Within thirty (30) days after the end of each calendar quarter, Biogen Idec shall provide to Sunesis a statement reflecting the total post Phase I Development Costs incurred by Biogen Idec in accordance with the then-current Co-Development Plan and Budget during such calendar quarter with respect to each Co-Funded Product.  Within thirty (30) days after Sunesis’ receipt of such statement, Sunesis shall reimburse Biogen Idec for the applicable Co-Funding Percentage of the post Phase I Development Costs incurred by Biogen Idec during such calendar quarter for such Co-Funded Product.

(c)                                  Upon ninety (90) days written notice to Biogen Idec, Sunesis may terminate its Co-Funding Option for a particular Co-Funded Product.  In such event, Sunesis’ funding obligation under this Section 3.2.3 above shall apply only with respect to post Phase I Development Costs for activities conducted with respect to such Co-Funded Product prior to the  effective date of such termination.  Should Sunesis terminate its Co-Funding Option under this Section 3.2 with respect to a particular Co-Funded Product, (i) any royalties payable to Sunesis on such Co-Funded Product shall be paid in accordance with Section 7.5.1, subject to Section 7.5.2(b), and (ii) Sunesis shall relinquish its right to participate in the JDC pursuant to Section 5.4 and any right to its Co-Promotion Option under Section 4.2 for such Co-Funded Product.

(d)                                 Upon written notice to Biogen Idec at least ninety (90) days prior to the end of a budget year, Sunesis may elect to [*] its Co-Funding Percentage for a particular Co-Funded Product to either [*]% or [*]%, by so notifying Biogen Idec in writing, referencing this Section 3.2.3(d) and specifying such [*] percentage.  In such event, Sunesis shall receive a [*] royalty on Net Sales of such Co-Funded Product in accordance with the schedule set forth in Section 7.5.2(c) below and Sunesis’ Co-Promotion rights under Section 4.2 shall be correspondingly [*].  Upon such election, Sunesis’ previous Co-Funding Percentage under this Section 3.2.3 shall apply only with respect to post Phase I Development Costs for activities conducted with respect to such Co-Funded Product prior to the end of the budget year in which Sunesis provided notice of such [*], thereafter Sunesis’ co-funding obligation under this Section 3.2.3 shall apply to the applicable [*] Co-Funding Percentage of the post Phase I Development Costs with respect to such Co-Funded Product.  Sunesis may [*] its Co-Funding Percentage in accordance with this Section 3.2.3(d) more than once, provided that (i) Sunesis shall not be permitted to subsequently [*] its Co-Funding Percentage for such Co-Funded Product, and (ii) Sunesis may [*] its Co-Funding Percentage under this Section 3.2.3(d) no more than once per budget year.  As used herein, “budget year” shall mean a calendar year, provided that Biogen Idec shall have the right to change the budget year to coincide with Biogen Idec’s annual budget cycle, provided that Biogen Idec provide Sunesis with at least one hundred twenty (120) days notice of such change.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(e)                                  Notwithstanding the foregoing, in the event that Sunesis experiences a Change in Control, then Sunesis’ Co-Promotion rights under Section 4.2 and the right to participate in the JDC under Section 5.4 and any Product Teams under Section 3.3 shall terminate.  In addition:

(i)                                     With respect to any Co-Funded Product for which Sunesis has exercised its Co-Funding Option prior to such Change of Control, Sunesis’ rights and obligations under this Section 3.2.3 shall continue, provided that Biogen Idec shall no longer be obligated to provide the detailed plans required of a Co-Development Plan and Budget to Sunesis (or its successor entity), but shall provide Sunesis (or its successor entity) with annual budgets of post Phase I Development Costs for such Co-Funded Product.

(ii)                                  Sunesis’ Co-Funding Option with respect to future Products shall continue as well (i.e. with respect to Products that are not Co-Funded Products as of the date of such Change of Control), provided that Biogen Idec shall no longer be obligated to provide for each Product the detailed plans and clinical data required of an Initial Development Plan and Phase II Notice.  Biogen Idec shall, however, provide Sunesis (or its successor entity) with annual budgets of post Phase I Development Costs for such Co-Funded Product in accordance with the timetable for a Phase II Notice set forth in Section 3.2.1, and shall provide reasonable cooperation to Sunesis (or its successor entity) in evaluating such Product and the post Phase I Development Costs related thereto, including consulting with Sunesis (or its successor entity) in good faith regarding such annual budgets and the financial, scientific and regulatory assumptions reflected therein.

3.2.4                        Certain Terms.  As used in this Section 3.2, the following terms shall have the meanings set forth below:

(a)                                  “Eligible Collaboration Targets” shall mean up to two (2) Collaboration Targets.  Each Eligible Collaboration Target shall be determined upon exercise of the Co-Funding Option by Sunesis for a Product directed at a Collaboration Target, whereupon such Collaboration Target shall be deemed an Eligible Collaboration Target.  It is understood that there may be more than one (1) Co-Funded Product directed at a single Eligible Collaboration Target.

(b)                                 “Change in Control” shall mean with respect to Sunesis the closing of any of the following: (i) the sale or disposition of all or substantially all of the assets of Sunesis or its direct or indirect parent corporation to a Biogen Idec Competitor, (ii) the acquisition, directly or through a subsidiary, by a Biogen Idec Competitor of more than fifty percent (50%) of the outstanding shares of voting capital stock of Sunesis or its direct or indirect parent corporation, or (iii) the merger or consolidation of Sunesis or its direct or indirect parent corporation with or into a Biogen Idec Competitor, other than, in the case of this clause (iii), an acquisition or merger or consolidation of Sunesis or its direct or indirect parent corporation in which holders of shares of the voting capital stock of Sunesis or its direct or indirect parent corporation, as the case may be, immediately prior to the acquisition, merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the acquiring Biogen Idec Competitor or the surviving corporation in such merger or consolidation, as the case may be, immediately after the merger or consolidation.

(c)                                  “Biogen Idec Competitor” shall mean a Third Party: (i) whose revenues from sales of pharmaceutical products, on a consolidated basis in the last full fiscal year prior to the Change of Control, were in excess of US $[*], or (ii) that as of the closing of the Change of Control is commercializing, or conducting ongoing [*] or [*] with respect to, a therapeutic product which is [*] to one or more [*] which Biogen Idec is then commercializing, or conducting ongoing [*] or [*] with respect thereto.

(d)                                 “post Phase I Development Costs” shall mean, with respect to a particular Co-Funded Product, the Development Costs incurred by the Parties or their Affiliates after completion of Phase I trials for such Co-Funded Product in the Co-Funded Territory for such Co-Funded Product.  For the avoidance of doubt, (i) post Phase I Development Costs shall not include any Development Costs incurred by the Parties or their Affiliates for any subsequent Phase I trials, and (ii) Development Costs relating to activities directed at obtaining Regulatory Approval in Japan for a Co-Funded Product shall not be considered post Phase I Development Costs to the extent such Development Costs are incurred (A) prior to completion of the Phase I trials for such Co-Funded Product in Japan, or (B) if no Phase I trials are necessary or performed for such Co-Funded Product in Japan, then prior to initiation of any clinical trial other than a Phase I trial.

3.3                                 Product Team.  Upon Sunesis’ exercise of the Co-Funding Option, the Parties shall form a product team with respect to each Co-Funded Product that shall report to the JDC, comprised of Biogen Idec and Sunesis personnel that will implement the further development and regulatory affairs with respect to that Co-Funded Product (each a “Product Team”) in accordance with the Co-Development Plan and Budget.  It is understood that both Biogen Idec and Sunesis shall have the opportunity for meaningful participation in the activities of the Product Team commensurate with their respective levels of funding participation.  Sunesis shall be notified at least two weeks in advance of the date of each Product Team meeting and shall have the opportunity to have its representatives attend such meeting.  Biogen Idec shall provide such Sunesis representatives with all information distributed to Biogen Idec members of the Product Team, and such other material information as Sunesis may reasonably request from time to time.  The Parties expect that Sunesis will exercise its Co-Funding Option with respect to the first Product directed to the Raf/[*] Target.  Accordingly, upon designation of a Development Candidate in accordance with Section 2.6 above with respect to a Product directed at the Raf/[*] Target, the Parties shall establish a Product Team for such Product (i.e. even though the Product is not yet a Co-Funded Product).  In such event, the Parties shall maintain such Product Team under this Section 3.3 until the Co-Funding Option lapses with respect to such Product.  For clarity, it is understood that the establishment of a Product Team hereunder for such Product directed at the Raf/[*] Target shall not obligate Sunesis to subsequently exercise the Co-Funding Option with respect to such Product Team.

3.4                                 Regulatory Matters.  Biogen Idec shall file and be the owner of all regulatory filings for Target Selective Compounds and/or Products (including Co-Funded Products) developed

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[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

pursuant to this Agreement, including all NDAs and Regulatory Approvals, unless otherwise agreed by the Parties.

3.5                                 Product Reversion.  In the event that Biogen Idec fails to use Commercially Reasonable and Diligent Efforts to develop and commercialize a Co-Funded Product pursuant to Article 9 or in the event that Sunesis terminates this Agreement pursuant to Section 14.2 for Biogen Idec’s breach, pursuant to Section 14.3 for Biogen Idec’s bankruptcy or in the event that Biogen Idec terminates this Agreement pursuant to Section 14.4 for convenience, Sunesis shall have the right to assume the development and commercialization of such Co-Funded Product, subject to the terms and conditions of this Section 3.5, upon notice to Biogen Idec.  Upon effective date of such notice from Sunesis, such Co-Funded Product shall be designated a “Reverted Product”, the terms set forth in Section 1 of Exhibit 3.5 attached hereto shall thereafter apply, and Sunesis shall pay royalties to Biogen Idec as provided under 7.6.2 on Net Sales of such Reverted Product by Sunesis.

ARTICLE 4

PRODUCT COMMERCIALIZATION

4.1                                 Commercialization Rights.  Subject to the provisions of Section 4.2, Biogen Idec shall be responsible for the establishment and implementation of the strategy, plans and budgets for marketing and promotion of the Products.

4.2                                 Co-Promotion Option.  Sunesis will have an option (the “Co-Promotion Option”) to co-promote each Co-Funded Product in the Co-Funding Territory, according to the terms and conditions set forth in this Section 4.2.  This Co-Promotion Option may be exercised at Sunesis’ discretion on a Product-by-Product and country-by-country basis for any Co-Funded Product, by so notifying Biogen Idec in writing within ninety (90) days of the submission of the first NDA for such Co-Funded Product in such country (each such Co-Funded Product for which Sunesis exercises the Co-Promotion Option being referred to as a “Co-Promoted Product”).  Prior to filing the first NDA for a Co-Funded Product in a country, Biogen Idec shall provide to Sunesis with a good faith estimate of the number of field force personnel to be deployed for such Co-Funded Product in the applicable territory for the [*] period following the launch, on a [*] basis, together with a then-current Sales and Marketing Plan for such Co-Funded Product.  The estimate of the number of field force personnel to be deployed shall be prepared by the JCC, and shall take into consideration the then-current marketing and promotion practices in the relevant markets and the number and nature of other products, if any, including the detail position, if applicable, that such field force personnel will be selling.  In situations where field force personnel will be selling multiple products, the JCC shall make a good faith allocation of the field force personnel’s time to be spent on each product.  As used in this Section 4.2, “co-promote” or “co-promotion” shall mean to promote jointly or joint promotion of a Product through Biogen Idec’s and Sunesis’ respective sales forces under the same brand name, with Biogen Idec booking all sales of such Co-Promoted Product.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

4.2.1                        Scope and Coordination of Co-Promotion.  Upon exercise of its Co-Promotion Option with respect to a Co-Promoted Product, Sunesis shall have the right to field up to the Co-Funding Percentage (i.e. [*]%, [*]% or [*]%) (the “Election Percentage”) of the field force, as such field force is determined in good faith by the JCC, with respect to the Co-Promoted Product in the applicable territory.  The JCC shall be responsible for coordinating the co-promotion activities under this Section 4.2, and shall develop the strategies and programs to optimally carry out marketing and promotional activities, including but not limited to, the assignment of sales force responsibilities in accordance with the Sales and Marketing Plan.  It is understood that Sunesis may use one or more contract service organizations for its activities under this Section 4.2, provided that with respect to each Co-Promoted Product, Sunesis [*] contract service organization for such activities more than [*] ([*]) year after regulatory approval in the United States or the European Union (whichever is earlier) for such Co-Promoted Product. Sunesis field sales force representatives will be employed by Sunesis and Sunesis shall be responsible for all the payment of all such representatives’ salary, out-of pocket expenses (other than for promotional materials), bonus (Sunesis shall adopt substantially similar bonus plans/systems as Biogen Idec to reward sales) and benefits, pension, insurance, social security and any other related obligations.  Sunesis shall within thirty (30) days of the end of each calendar quarter send a written report to Biogen Idec setting out for each applicable territory and each Co-Promoted Product, the number of field sales force representatives performing co-promotion activities hereunder, and the number and nature of other products, if any, that such field force personnel promoted during such calendar quarter.  In the event that in any two [*] Sunesis fails to achieve at least [*] percent ([*]%) of the field force efforts in a particular country for a Co-Promoted Product that are allocated to Sunesis in the applicable Sales and Marketing Plan, Biogen Idec may terminate Sunesis’ right to co-promote such Co-Promoted Product in such country upon written notice to Sunesis.

4.2.2                        Co-Promotion Obligations.  Sunesis shall employ a professional and trained sales force to co-promote the Co-Promoted Product, and such sales force shall meet standards of competence and professionalism as are common in the pharmaceutical industry.  In all events, Sunesis’ co-promotion shall be conducted as directed by the JCC and in accordance with the then current Sales and Marketing Plan and in accordance with all applicable laws.  Biogen Idec shall provide to Sunesis sales personnel at Biogen Idec’s expense any Co-Promoted Product-specific training and promotional materials (including samples), and shall permit Sunesis sales personnel to attend and participate in any Co-Promoted Product-specific seminars and sales training programs at no charge to Sunesis, in each case as reasonably necessary to effectively promote the particular Co-Promoted Product consistent with the Sales and Marketing Plan.

4.2.3                        Reimbursement.  For the performance of the obligations of Sunesis under this Section 4.2, Biogen Idec shall reimburse Sunesis as described herein.  Within thirty (30) days of the end of each calendar quarter Sunesis shall invoice Biogen Idec based on direct costs incurred by Sunesis in performing sales promotional activities under this Section 4.2.  The cost for a Sunesis sales representative shall be based on a commercial FTE rate to be reasonably determined annually by the JCC (provided that in the event that a CSO is employed by Sunesis

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

as provided in Section 4.2.1, such number will not exceed one hundred ten percent (110%) of Biogen Idec’s direct cost for a sales representative (i.e. salary, bonus, benefits, travel and entertainment)).  In the event that Sunesis sales representatives promote any other products other than such Co-Promoted Product, then Biogen Idec shall only reimburse for the pro rata share of the cost of such Sunesis sales representatives.

4.2.4                        Right to Terminate Co-Promotion.  Sunesis shall have the right, on a territory by territory basis, to terminate its co-promotion of any Co-Promoted Product, and its obligations under this Section 4.2 with respect to such Co-Promoted Product, on a Co-Promoted Product-by-Co-Promoted Product basis, upon one hundred eighty (180) days prior notice to Biogen Idec.  Upon termination of co-promotion under this Section 4.2.4, Sunesis shall have no right to reimbursement by Biogen Idec under Section 4.2.3 for services provided after the effective date of such termination.

4.3                                 Amendment of Sales and Marketing Plan.  Promptly upon exercise of Sunesis’ Co-Promotion Option hereunder, the JCC shall meet to revise the Sales and Marketing Plan to reflect the sales activities to be undertaken by Sunesis, including without limitation the formulation of a mechanism to establish and adjust cost allocation, and the definition of a relevant field sales force promotional activity metric for purposes of allocating the activities of sales representatives.

4.4                                 Sunesis Logo.  The name and logo of Sunesis shall appear, with reasonable size and prominence, on all packaging, package inserts, (and to the extent permitted) labeling, marketing and sales materials and advertisements for all Co-Promoted Products in the applicable territory.

4.5                                 Sunesis Insurance.  In the event that Sunesis exercises its Co-Promotion Option, Sunesis shall procure and continue to maintain, at its own cost, the following insurance coverage: Commercial General Liability, including coverage for products and completed operations (maintained for a period of [*] after expiration or termination of this Agreement) and contractual liability (including coverage for advertising and personal injury). The JCC shall set commercially reasonable and appropriate minimum terms and conditions for such insurance coverage, consistent with then-current pharmaceutical industry practice for commercialization efforts of similar scope to the co-promotion activities undertaken hereunder.  Sunesis shall provide Biogen Idec with a certificate of insurance reflecting such coverage.

ARTICLE 5
MANAGEMENT

5.1                                 Joint Steering Committee.  Within thirty (30) days of the Effective Date, the Parties shall establish a joint steering committee (“Joint Steering Committee”) to provide oversight and management of the activities undertaken under this Agreement.  The Joint Steering Committee will be composed of two (2) representatives of each Party who shall be appointed (and may be replaced at any time) by such Party on prior written notice to the other Party in accordance with this Agreement.  At least one (1) representative of a Party on the Joint Steering Committee shall be a vice-president or more senior officer of such Party, and the representatives shall have

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relevant experience and expertise in research, development and commercialization of biopharmaceuticals.

5.1.1                        Responsibilities.  The Joint Steering Committee shall be responsible for (i) reviewing the efforts of the JRC in the conduct of the Research Program, and resolving disputes as to matters to be decided by the JRC under this Agreement; (ii) reviewing the efforts of the JDC in the conduct of ongoing development activities and regulatory affairs with respect to Co-Funded Products under Article 3, and resolving disputes as to matters to be decided by the JDC under this Agreement; (iii) reviewing the efforts of the JCC in the conduct of promotional activities of the Parties with respect to Co-Promoted Products under Article 4, and resolving disputes as to matters to be decided by the JCC under this Agreement and (iv) taking such other actions as are specifically allocated to the Joint Steering Committee under this Agreement.

5.1.2                        Meetings. The Joint Steering Committee shall meet quarterly, or at such frequency as agreed by the respective committee members.  Meetings of the Joint Steering Committee shall be at such locations as the Parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference.  With the consent of the Parties, other representatives of Sunesis or Biogen Idec may attend the Joint Steering Committee meetings as nonvoting observers.

5.1.3                        Decisions.  Any approval, determination or other action of the Joint Steering Committee shall require agreement of the members of the Joint Steering Committee, with each Party having one (1) vote.  Action that may be taken at a meeting of the Joint Steering Committee also may be taken without a meeting if a written consent setting forth the action so taken is signed by all members of the Joint Steering Committee.

5.1.4                        Disputes.  In the event the Joint Steering Committee is unable to reach consensus on a particular matter within its jurisdiction or that of the JRC, JDC or JCC (other than as explicitly set forth in Section 15.2 below), the matter shall be referred to executives of the Parties in accordance with Section 15.1, and if such referral does not resolve such matter, then Biogen Idec shall have the right to cast a deciding vote on the JSC. Notwithstanding the foregoing, Biogen Idec shall not have the right to exercise such deciding vote in a manner that is not consistent with the other terms and conditions of this Agreement or that imposes a material obligation on Sunesis.  In the evaluation of a Diligence Summary pursuant to Section 1.10, any decision of the JSC shall be binding on the Parties, but in the event the JSC is unable achieve agreement with respect to such evaluation, then such dispute shall be resolved as set forth in Section 1.10.

5.2                                 Joint Sub-Committees.  The Parties shall form the JRC, JDC and JCC (each, a “Joint Sub-Committee”) in accordance with the terms set forth in Sections 5.2, 5.3, 5.4 and 5.5.

5.2.1                        Generally.  Each Joint Sub-Committee shall meet at such locations as the Parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference.  Each Party shall be responsible for all of its own expenses associated with attendance of such meetings, and either Party may replace its respective representatives to each Joint Sub-Committee at any time, with prior written notice to the other Party.  From time to time, each Joint Sub-Committee may establish further subcommittees to oversee particular projects or activities, and such further subcommittees will be constituted as such Joint Sub-Committee approves.

5.2.2                        Decision Making.  Decisions of each Joint Sub-Committee shall be made by unanimous approval of the team leaders from each Party present in person or by other means (e.g., teleconference) at any meeting; provided that at least one member from each Party must be so present and voting.  In the event that unanimity is not achieved within a Joint Sub-Committee on a decision required to be made by such Joint Sub-Committee, the matter will be referred to the Joint Steering Committee, which in each case shall promptly meet and endeavor in good faith to resolve such matter in a timely manner.  In the event the Joint Steering Committee is unable to reach consensus on a particular matter, such matter shall be resolved in accordance with Section 5.1.4 above.

5.3                                 Joint Research Committee.

5.3.1                        Formation.  Within thirty (30) days of the Effective Date, Biogen Idec and Sunesis will establish a Joint Research Committee (“JRC”) to oversee, review and recommend direction of the Research Program.  The JRC shall include three (3) representatives of each of Biogen Idec and Sunesis, with each Party’s members selected by that Party.  Unless otherwise agreed by the Parties, at least one (1) representative of each Party to the JRC must be at least a director or higher level employee of such Party.  During the Research Term, the JRC shall meet at least quarterly, or at a frequency as agreed by the respective committee members.  With the consent of the Parties, other representatives of Sunesis or Biogen Idec may attend meetings of the JRC as nonvoting observers.

5.3.2                        Responsibilities.  The responsibilities of the JRC shall consist of: (i) monitoring and reporting research progress and ensuring open and frequent exchange between the Parties regarding Research Program activities; (ii) designating the variant species of a protein to be included with a specific Target (iii) establishing or modifying Criteria for the selection of Hit Compounds, Lead Compounds; (iv) designating Target Selective Compounds as Hit Compounds and Lead Compounds, (v) modifying the Research Plan; and (vi) taking such other actions as may be specifically allocated to the JRC by the Parties (such as making decisions regarding research activities or allocation, but not the number, of FTEs under the Research Plan).

5.4                                 Joint Development Committee.

5.4.1                        Formation.  Promptly following notice from Sunesis that it is exercising its Co-Funding Option, the Parties shall establish a Joint Development Committee (“JDC”) with respect to the development of such Co-Funded Product(s).  The JDC will be composed of up to three (3) representatives of Biogen Idec (at Biogen Idec’s discretion) and at least one (1) representative of Sunesis who shall be appointed (and may be replaced at any time) by the respective Party on written notice to the other Party in accordance with this Agreement.  In the event that Sunesis undergoes a Change of Control (as that term is defined in Section 3.2.4(b) above), the JDC shall be dissolved in accordance with Section 3.2.3(e).

5.4.2                        Responsibilities.  The responsibilities of the JDC shall consist of (i) overseeing the ongoing development of Co-Funded Product(s), (ii) establishing Co-Development

Plans and Budgets for Co-Funded Products, (iii) monitoring and approving development activities under such Co-Development Plans and Budgets, (iv)  reviewing and approving regulatory correspondence, final study reports and submissions to Regulatory Authorities relating to Co-Funded Products, and (v) making such decisions as are expressly provided in Article 3.

5.4.3                        Meetings and Information.  The JDC shall meet at least quarterly.  Biogen Idec shall notify Sunesis at least two weeks in advance of the date of each JDC meeting, and Sunesis shall have the opportunity to send the Sunesis representative to each such meeting.  Biogen Idec shall provide such Sunesis representative with schedules of all such meetings, as well as any other information distributed to Biogen Idec members of the JDC.

5.5                                 Joint Commercialization Committee.

5.5.1                        Formation.  Upon request by either Party following the initiation of the first Phase III clinical study for a Co-Funded Product, the Parties shall establish a Joint Commercialization Committee (“JCC”) with respect to commercialization of such Co-Funded Product(s).  The JCC will be composed of up to three (3) representatives of Biogen Idec (at Biogen Idec’s discretion) and at least one (1) representative of Sunesis who shall be appointed (and may be replaced at any time) by the respective Party on written notice to the other Party in accordance with this Agreement.

5.5.2                        Responsibilities.  The JCC shall have responsibility to monitor the conduct and progress of the commercialization strategy, plans, and budgets, including establishment of a plan and budget for the marketing, promotion, sale and distribution of such Co-Funded Product (each a “Sales and Marketing Plan”) and managing the promotional activities of the Parties with respect to Co-Promoted Products under Article 4 above.  JCC shall update the Sales and Marketing Plan periodically, and no less often than annually, and shall include therein detailed plans and budgets for the marketing, promotion, sale and distribution of each Co-Funded Product.

5.5.3                        Meetings and Information.  The JCC shall meet at least quarterly.  Biogen Idec shall notify Sunesis at least two weeks in advance of the date of each JCC meeting, and Sunesis shall have the opportunity to send at least one Sunesis representative to each such meeting, who shall be designated as a member of the JCC.  Biogen Idec shall provide such Sunesis representative with schedules of all such meetings, as well as any material information distributed to Biogen Idec members of the JCC.

ARTICLE 6
LICENSES

6.1                                 Research Licenses.

6.1.1                        Research Licenses to Biogen Idec.

(a)                                  Sunesis Collaboration Technology for Research Program.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Biogen Idec a worldwide,

non-exclusive license under the Sunesis Collaboration Technology and Sunesis’ interest in the Joint Collaboration Technology, with the right to grant sublicenses to the extent provided in Section 6.1.3, to conduct research pursuant to the Research Program (including but not limited to making, having made, and using Synthesized Compounds). Unless terminated earlier herein, except as set forth in Section 6.2.1, the license granted under this Section 6.1.1(a) shall expire at the end of the Research Term.

(b)                                 Sunesis Core Technology and Licensed Pre-Existing Technology.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Biogen Idec a worldwide, non-exclusive license under the Sunesis Core Technology and Licensed Pre-Existing Technology, with the right to grant sublicenses solely with respect to Licensed Pre-Existing Technology and to the extent provided in Section 6.1.3, in each case to conduct research pursuant to the Research Program (including but not limited to making, having made, and using Synthesized Compounds).  The foregoing research license to Biogen Idec under the Sunesis Core Technology shall not include the right to sublicense the Sunesis Core Technology, or practice Sunesis Core Technology to discover novel compounds outside the Field, and shall only include the right to conduct activities in the Research Program.  Unless terminated earlier herein, except as set forth in Section 6.2.2, the license granted under this Section 6.1.1(b) shall expire at the end of the Research Term.

(c)                                  Sunesis Collaboration Technology for Collaboration Compounds.  Subject to the terms and conditions of this Agreement, Sunesis grants to Biogen Idec a worldwide, non-exclusive license under the Sunesis Collaboration Technology and Sunesis’ interest in the Joint Collaboration Technology, in each case with the right to grant sublicenses to the extent provided in Section 6.1.3, to make, discover, research and/or develop Collaboration Compounds, alone or as incorporated into Other Biogen Idec Products.

6.1.2                        Research Licenses to Sunesis.

(a)                                  Biogen Idec Collaboration Technology for Research Program.  Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Sunesis a worldwide, non-exclusive license under the Biogen Idec Collaboration Technology and Biogen Idec’s interest in Joint Collaboration Technology, in each case with the right to grant sublicenses to the extent provided in Section 6.1.3, solely to conduct research pursuant to the Research Program (including but not limited to making, having made, and using Synthesized Compounds under the Research Program). Unless terminated earlier herein, the license granted under this Section 6.1.2(a) shall expire at the end of the Research Term.

(b)                                 Joint Collaboration Technology for Collaboration Compounds.  Subject to the terms and conditions of this Agreement, Biogen Idec grants to Sunesis a worldwide, non-exclusive license under Biogen Idec’s interest in the Joint Collaboration Technology, with the right to grant sublicenses to the extent provided in Section 6.1.3, to make, discover, research and/or develop Collaboration Compounds, alone or as incorporated into Sunesis Products.

6.1.3                        Sublicensing of Research Licenses.  Subject to the terms and conditions of this Agreement, either Party shall have the right to grant sublicenses (but not to authorize the grant of further sublicenses) of the rights granted under Sections 6.1.1 and 6.1.2 above except as otherwise set forth therein, provided that such sublicense is granted (i) to a contract research organization (CRO) where the sublicensing Party retains all commercialization rights to compounds produced by the CRO, or (ii) for the purposes of a bona fide research collaboration with a Third Party where the sublicensing Party remains substantially involved in the performance of the research with such Third Party collaborator.  It is understood and agreed that nothing in this Section 6.1.3 shall limit or modify the provisions of Section 2.4.

6.2                                 Commercialization Licenses.

6.2.1                        License under the Sunesis and Joint Collaboration Technology to Target Selective Compounds.  Subject to the terms and conditions of this Agreement (including Section 6.1.2 above), Sunesis hereby grants to Biogen Idec a worldwide, exclusive license under the Sunesis Collaboration Technology and Sunesis’ interest in the Joint Collaboration Technology, in each case with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Target Selective Compounds for any purpose, without regard to the mechanism of action of such Target Selective Compound, alone or as incorporated into a Product.

6.2.2                        License under the Sunesis Core Technology to Target Selective Compounds.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Biogen Idec a worldwide, non-exclusive license under the Sunesis Core Technology to make, have made, use, import, offer for sale and sell Target Selective Compounds for any purpose, without regard to the mechanism of action of such Target Selective Compound, alone or as incorporated into a Product.  It is understood that the foregoing license to Sunesis Core Technology shall not include the right to practice Sunesis Core Technology to discover novel compositions.

6.2.3                        License under the Licensed Pre-Existing Technology to Licensed Pre-Existing Compounds.  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Biogen Idec a worldwide, exclusive license under the Licensed Pre-Existing Technology, with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Licensed Pre-Existing Compounds for any purpose, without regard to the mechanism of action of such Licensed Pre-Existing Compound, alone or as incorporated into a Product.

6.2.4                        Reverted Products.  Subject to the terms and conditions of this Agreement (including Section 6.1.1 above), with respect to each Terminated Compound Biogen Idec hereby grants to Sunesis a worldwide, exclusive license under Biogen Idec’s interest in the Biogen Idec Collaboration Technology, Joint Collaboration Technology and other intellectual property rights in existence and owned or controlled by Biogen Idec as of the date such Collaboration Compound becomes a Terminated Compound (“Other Biogen Idec Technology”), with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit such Terminated Compound, alone or as incorporated into a Reverted Product.  It is understood and acknowledged that the licenses granted with respect to Biogen Idec Collaboration Technology and Other Biogen Idec Technology in this Section 6.2.4 extend solely to that technology that is being used on that

Terminated Compound (or a Reverted Product incorporating such Terminated Compound) as of the date of such reversion to Sunesis, and solely to the extent necessary for Sunesis to continue development and commercialization of such Terminated Compound (or a Reverted Product incorporating such Terminated Compound) in the form in which such Terminated Compound or Reverted Product exist as of the date of such reversion to Sunesis.

6.3                                 Other Compounds.

6.3.1                        License to Biogen Idec for Other Biogen Idec Products.

(a)                                  Subject to the terms and conditions of this Agreement, Sunesis hereby grants to Biogen Idec a worldwide, non-exclusive license under the Sunesis Collaboration Technology and Sunesis’ interest in the Joint Collaboration Technology, in each case with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Other Compounds for any purpose, alone or as incorporated in Other Biogen Idec Products.  Notwithstanding the foregoing, the non-exclusive license granted in this Section 6.3.1(a) shall at all times exclude Other Compounds that are Target Selective against Sunesis Targets, subject to Sections 6.3.1(b) and 6.4.

(b)                                 Subject to the terms and conditions of this Agreement (including Section 6.1.2 above), Sunesis hereby grants to Biogen Idec a worldwide, exclusive license under the Sunesis Collaboration Technology and Sunesis’ interest in the Joint Collaboration Technology, in each case with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Other Compounds that are Target Selective against Other Biogen Idec Targets for any purpose, alone or as incorporated in Other Biogen Idec Products.

6.3.2                        License to Sunesis for Sunesis Products.

(a)                                  Subject to the terms and conditions of this Agreement, Biogen Idec hereby grants to Sunesis a worldwide, non-exclusive license under Biogen Idec’s interest in the Joint Collaboration Technology, in each case with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Other Compounds for any purpose, alone or as incorporated in Sunesis Products.  Notwithstanding the foregoing, the non-exclusive license granted in this Section 6.3.2(a) shall at all times exclude Other Compounds that are Target Selective against Other Biogen Idec Targets, subject to Sections 6.3.2(b) and 6.4.

(b)                                 Subject to the terms and conditions of this Agreement (including Section 6.1.1 above), Biogen Idec hereby grants to Sunesis a worldwide, exclusive license under Biogen Idec’s interest in the Joint Collaboration Technology, in each case with the right to grant and authorize sublicenses as provided in Section 6.5, to research, develop, make, have made, use, import, offer for sale, sell and otherwise exploit Other Compounds that are Target Selective against Sunesis Targets for any purpose, alone or as incorporated in Sunesis Products.

(c)                                  For the avoidance of doubt, it is understood and acknowledged that the licenses set forth in this Section 6.3.2 shall not extend to Biogen Idec Derivatives.

6.4                                 Precedence of Exclusive Licenses.  The Parties agree that each of the exclusive commercialization licenses under Collaboration Technology set forth in Sections 6.2.1, 6.3.1(b) and 6.3.2(b) with respect to Collaboration Compounds that are Target Selective against a particular Target are granted and taken subject to any of such licenses previously granted hereunder with respect to Collaboration Compounds that are Target Selective against a different Target.  For the purposes of determining whether such licenses are “previously granted” as used in this Section 6.4, the exclusive licenses set forth in Sections 6.2.1, 6.3.1(b) and 6.3.2(b) shall be considered separate licenses for each Collaboration Target, Other Biogen Idec Target and Sunesis Target, respectively, and each separate Target-specific license shall be deemed granted as of the date of designation of such Target as a Collaboration Target, Other Biogen Idec Target or Sunesis Target, as applicable.

6.5                                 Commercialization Sublicenses.  Within a reasonable period of time following grant of any such sublicense, to the extent sublicensing is permitted under Section 6.2 or 6.3 above, the sublicensing Party shall provide the other Party with a summary of such sublicense, including the identity of the Sublicensee (including any Affiliate) and the rights granted with respect thereto for each product and territory, sufficient to allow such other Party to verify any amounts then or subsequently due under Articles 7 and 8 below; provided that such summary may redact confidential information that the sublicensing Party is reasonably prohibited from disclosing under the sublicense agreement.  Any sublicense granted under this Section 6.5 shall be consistent with all of the terms and conditions of this Agreement, and subordinate thereto, and the sublicensing Party shall remain responsible to the other Party for the compliance of each such Sublicensee with the obligations due under this Agreement.

6.6                                 Sunesis Covenant with Respect to Compounds in the Field.  During the [*], Sunesis represents, warrants and agrees that it will not market, sell or promote, alone or in collaboration with others, any pharmaceutical compound that is [*] against a [*] other than as permitted under Article 4 and Sections 2.7 or 3.5 above, or under an exclusive license that is granted to Sunesis pursuant to Section 6.3.2(b) and given precedence pursuant to Section 6.4 over any exclusive licenses granted to Biogen Idec with respect to such pharmaceutical compound under Section 6.2.1 and 6.3.1(b).  Notwithstanding the foregoing, after the end of the [*], the covenant set forth in this Section 6.6 shall terminate with respect to any [*] that is [*] against a [*] with respect to which Biogen Idec is not using Commercially Reasonable and Diligent Efforts, unless such pharmaceutical compound is also [*] against another [*] with respect to which Biogen Idec has maintained Commercially Reasonable and Diligent Efforts after the [*].  Biogen Idec shall provide Sunesis with a [*] with respect to each [*] upon the [*] and upon [*] thereof for [*] the covenant set forth in this Section 6.6 [*] with respect to such [*].

6.7                                 No Other Rights; No Implied Licenses.  Only the licenses granted or retained pursuant to the express terms of this Agreement shall be of any legal force or effect.  No other license rights shall be created by implication, estoppel or otherwise.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 7
PAYMENTS

7.1                                 Research Program Funding.

7.1.1                        Quarterly Sunesis FTE Payments.  Unless otherwise agreed by the Parties, the Research Plan shall at all times provide for between [*] ([*]) and [*] ([*]) Sunesis FTEs.  Biogen Idec agrees to pay Sunesis research funding for Sunesis’ conduct of the Research Program quarterly, as described below.  Unless agreed otherwise by the JRC, Biogen Idec shall pay Sunesis for [*] ([*]) FTEs multiplied by the FTE Rate in advance quarterly installments, no later than thirty (30) days after the start of each calendar quarter.

7.1.2                        Quarterly Reconciliation.  Within thirty (30) days after the end of each calendar quarter, Sunesis shall provide to Biogen Idec a statement reflecting the total number of FTEs worked during the previous calendar quarter, multiplied by the FTE Rate (the “Actual Amount”).   In the event that the amount of quarterly FTE payments made by Biogen Idec under 7.1.1 with respect to the previous calendar quarter is less than the Actual Amount, Biogen Idec shall add such underpayment to the next quarterly payment by Biogen Idec due under 7.1.1.  In the event that the amount of quarterly FTE payments made by Biogen Idec under 7.1.1 with respect to the previous calendar quarter exceeds the Actual Amount, Biogen Idec shall be entitled to credit such overpayment against any payments by Biogen Idec due under 7.1.1 with respect to subsequent calendar quarters.  Sunesis shall provide Biogen Idec with a final reconciliation of any underpayments or overpayments within the earlier of thirty (30) days of: (i) termination of the Research Term, including any extensions thereof, and (ii) termination of this Agreement.  Any Party owing the other Party money pursuant to the final reconciliation shall pay the other Party within thirty (30) days of the final reconciliation.

7.1.3                        Research Term Extension.  Unless otherwise agreed to by the Parties, during any extension of the Research Term beyond the initial four (4) year Research Term, the Research Plan shall provide for between [*] ([*]) and [*] ([*]) Sunesis FTEs, to be paid in accordance with Sections 7.1.1 and 7.1.2.  It is understood and agreed, that in no event is Biogen Idec obligated to extend the Research Term.

7.1.4                        Outsourced Activities.  In the event the Research Plan provides, or the JRC agrees, work under the Research Program may be conducted by a Third Party.  Unless otherwise agreed by the Parties, Biogen Idec shall bear the out-of-pocket costs incurred with respect to such work.

7.2                                 Technology Access Fee; Equity Investment

7.2.1                        Technology Access Fee.

(a)                                  Upon signing of this Agreement, an upfront technology access fee of Seven Million U.S. Dollars ($7,000,000) shall be due to Sunesis, payable by Biogen Idec within

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

ten (10) days after the Effective Date.  Such fee shall be non-refundable and non-creditable against other amounts due Sunesis hereunder.

(b)                                 In the event that Biogen Idec desires to exercise its option to extend the  initial four (4) year Research Term for one (1) additional year pursuant to Section 2.3, Biogen Idec shall pay to Sunesis, at least thirty (30) days before the end of the initial four (4) year Research Term, an additional technology access fee of $[*].  In the event that Biogen Idec subsequently desires to exercise its option to further extend the Research Term pursuant to Section 2.3 (i.e. for a second year), Biogen Idec shall again pay to Sunesis an additional technology access fee of $[*] at least thirty (30) days before the end of the then-current extension of the Research Term.

7.2.2                        Equity Investment in Sunesis.  Biogen Idec agrees to make an equity investment in Sunesis in the amount of Fourteen Million U.S. Dollars ($14,000,000) pursuant to a Stock Purchase Agreement substantially of the form set forth in Exhibit 7.2.2 attached hereto.  Biogen Idec shall purchase Sunesis Series C-2 preferred stock (“Series C-2”) at the price of Sunesis’ most recent general round of private financing, and such preferred stock will have the voting rights, registration rights, restricted information access and other terms consistent with the Series C-2, all as set forth in such Stock Purchase Agreement.  The Parties agree to execute such Stock Purchase Agreement within ten (10) days after the Effective Date.  Sunesis agrees that if Biogen Idec is required (as reasonably determined by an independent auditor) to include any financial data of Sunesis in Biogen Idec’s financial disclosures, whether due to the equity investment contemplated by this Section 7.2.2 or otherwise, Sunesis shall cooperate with Biogen Idec to provide any such required data upon reasonable request by Biogen Idec.  In addition, from time to time during the term of this Agreement and upon reasonable request by Biogen Idec, Sunesis shall provide Biogen Idec with summary financial or operational data reasonably necessary for an independent auditor to determine whether Biogen Idec is required to include any financial data of Sunesis in Biogen Idec’s financial disclosures.

7.3                                 Research Milestones.  On a Target-by-Target basis, Biogen Idec shall pay to Sunesis the following amounts within thirty (30) days following the first achievement of the following research milestones with respect to each Collaboration Target:

Research Milestones		Payment Amount
1.

The earlier of (i) designation of the first Hit Compound for such Collaboration Target by the JRC, or (ii) identification of the first Collaboration Compound to meet Hit Compound Criteria for such Collaboration Target:

		$	[*]

2.	Approval by Biogen Idec, in accordance with Section 2.6, of the first Development Candidate for such Collaboration Target:	$	[*]

3.	Approval by Biogen Idec, in accordance with Section 2.6, of the second Development Candidate for such Collaboration Target:	$	[*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Research Milestones

Payment Amount

Collaboration Target:

7.4                                 Development Milestones.

7.4.1                        Development Milestone Payments.  With respect to each (i) Collaboration Target, and (ii) Kinase to which an Other Biogen Idec Product is directed (a “Milestone Target”), Biogen Idec shall pay to Sunesis on a Target-by-Target basis the following amounts within thirty (30) days following the first achievement by Biogen Idec, its Affiliates or Sublicensees, as the case may be, of each of the following milestones with respect to (i) a Collaboration Compound that is Target Selective against such Milestone Target, or (ii) a Product or Other Biogen Idec Product (excluding for purposes hereof any Non-Kinase Other Biogen Idec Product) incorporating such Collaboration Compound (a “Milestone Compound”):

Payment Amount
Development Milestones		1st Indication		2nd Indication
1.	Initiation of the first Phase I trial for such Milestone Compound in any country:	$	[*]	[*]

2.	Initiation of the first Phase II trial for such Milestone Compound in any country:	[*]		$	[*]

3.	Initiation of the first Phase III trial for such Milestone Compound in any country:	$	[*]	$	[*]

4.	Filing of a NDA in the U.S. for such Milestone Compound:	$	[*]	$	[*]

5.	Filing of an NDA with EMEA for such Milestone Compound:	$	[*]	$	[*]

6.	Filing of a NDA in Japan for such Milestone Compound:	$	[*]	$	[*]

7.	Regulatory Approval in the U.S. of such Milestone Compound:	$	[*]	$	[*]

8.	Regulatory Approval by EMEA of such Milestone Compound:	$	[*]	$	[*]

9.	Regulatory Approval in Japan of such Milestone Compound:	$	[*]	$	[*]

Such milestone payments shall be non-refundable and non-creditable against other amounts due Sunesis hereunder.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.4.2                        Certain Additional Terms.

(a)                                  Target-by-Target Milestones.  It is understood that, subject to Section 7.4.2(b), the payments under this Section 7.4 shall be due only once with respect to each Milestone Target.

(b)                                 Multiple Indications.  With respect to a particular Milestone Target, if any Milestone Compound specifically directed at such Milestone Target is developed for a second Indication in a separate disease, it is understood that the payments for Development Milestones 2 through 9 will become due and payable at the time such Milestone Compound achieves such Development Milestone for such second Indication; provided, that the amounts due above for such second Indication will be the lower amounts reflected for such Indications in the right most column of the table under Section 7.4.1 above.  As used herein “Indication” shall mean a disease or condition for which approval for use of a Milestone Compound can be sought from the FDA or a regulatory authority or agency of a country other than the United States with responsibilities comparable to those of the FDA.  Notwithstanding the foregoing, varying forms or degrees of severity of the same disease shall be considered the same Indication, even if they require separate approvals from the FDA or other regulatory authority or agency.  For the avoidance of doubt, in the field of cancer, different tumor tissue types shall be considered different Indications.  Notwithstanding anything else in this Section 7.4, in the event that both the first and second Indication for which Development Milestone 2 was achieved with respect to a particular Milestone Target (or deemed to be achieved pursuant to 7.4.2(d)) are cancer Indications, Biogen Idec shall not be required to pay to Sunesis Development Milestone 2 for the second Indication with respect to such Milestone Target as set forth in Section 7.4.1, provided that Biogen Idec shall thereafter pay Development Milestones 3 through 9 upon achievement of the relevant Development Milestone with respect to such Indication and such Milestone Target.

(c)                                  Discontinued Compounds.  If Biogen Idec ceases all clinical development of a particular Milestone Compound that is specifically directed at a particular Milestone Target, after having made one or more of the payments due under Section 7.4.1 above on the achievement of a particular milestone by such Milestone Compound, there shall be no payment due upon the accomplishment of that same milestone with respect to the next Milestone Compound that is specifically directed at the same Milestone Target to achieve such milestone.

(d)                                 Accrued Milestones.  If a research milestone for a Milestone Target under Section 7.3 above is achieved with respect to such Milestone Target, or a development milestone for a Milestone Compound under Section 7.4.1 above is achieved with respect to such Milestone Compound, in each case before a prior research milestone under Section 7.3 or a prior development milestone under Section 7.4.1 for such Milestone Target or Milestone Compound, respectively, then the earlier milestone payments shall then also be due with respect to such Milestone Target or Milestone Compound, as the case may be.

7.4.3                        Reports; Payments.  Within ten (10) business days of the occurrence of any event which would trigger a milestone payment according to Section 7.3 or 7.4, Biogen Idec shall inform Sunesis of such occurrence.  The corresponding payment shall be due thirty (30) days after the occurrence of such event.

7.5                                 Royalties on annual Net Sales of Products.

7.5.1                        Products Generally.  Subject to Section 7.5.2 and 7.5.3, Biogen Idec shall pay to Sunesis a royalty on Net Sales by Biogen Idec, its Affiliates and their Sublicensees of Products (other than Net Sales of Co-Funded Products in the Co-Funded Territory) and Other Biogen Idec Products (excluding for purposes hereof Net Sales of any Non-Kinase Other Biogen Idec Product), (“Royalty Products”), on a Royalty Product-by-Royalty Product basis, equal to the percentage of such Net Sales set forth below:

Annual Net Sales	Royalty on Net Sales
Portion of Annual Net Sales of such Royalty Product up to $[*]:	[*]%

Portion of Annual Net Sales of such Royalty Product between $[*] and $[*]:	[*]%

Portion of Annual Net Sales of such Royalty Product between $[*] and $[*]:	[*]%

Portion of Annual Net Sales of such Royalty Product over $[*]:	[*]%

For purposes of the foregoing and Section 7.5.2 below, “annual Net Sales” shall mean, for a particular Product, the worldwide Net Sales of such Product for the particular calendar year.  In the event that in a calendar quarter portions of the worldwide Net Sales of a particular Product are subject to royalty obligations under both Sections 7.5.1 and 7.5.2, the applicable royalty rate under Section 7.5.2 shall be applied to worldwide Net Sales based on the proportion of worldwide Net Sales generated in the Co-Funded Territory.

7.5.2                        Co-Funded Products.

(a)                                  Subject to Section 7.5.2(b) and 7.5.2(c) and 7.5.3, Biogen Idec shall pay to Sunesis a royalty on annual Net Sales by Biogen Idec, its Affiliates and their Sublicensees of Co-Funded Products in the Co-Funded Territory, on a Co-Funded Product-by-Co-Funded Product basis, equal to the percentage of such Net Sales set forth below:

Annual Net Sales	Royalty on Net Sales
Portion of Annual Net Sales of such Co-Funded Product up to $[*]:	[*]%

Portion of Annual Net Sales of such Co-Funded Product between $[*] and $[*]:	[*]%

Portion of Annual Net Sales of such Co-Funded Product between $[*] and $[*]:	[*]%

Portion of Annual Net Sales of such Co-Funded Product over $[*]:	[*]%

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)                                 Upon termination by Sunesis under Section 3.2.3(c) of its obligation to fund post Phase I Development Costs for any particular Co-Funded Product, Biogen Idec shall pay the royalty rate under Section 7.5.1 with respect to Net Sales of the terminated Co-Funded Product, except as set forth in this Section 7.5.2(b).  In the event that Sunesis’ termination of its co-funding obligations with respect to a particular Co-Funded Product followed a material change in the Co-Development Plan and Budget for such Co-Funded Product or activities thereunder (as defined in this Section 7.5.2(b)) from the Initial Development Plan, then notwithstanding the foregoing, Biogen Idec shall pay the royalty rate under Section 7.5.2(a) above with respect to Net Sales of the terminated Co-Funded Product until such time as (i) the amount by which (A) the cumulative royalties paid under this Section 7.5.2 for such Co-Funded Product after the date of Sunesis’ termination of its co-funding obligations with respect to such Co-Funded Product exceeds (B) the cumulative royalties for Net Sales of such Co-Funded Product that would have otherwise been payable during such period under Section 7.5.1, equals (ii) the amount paid by Sunesis to Biogen Idec for post Phase I Development Costs for such Co-Funded Product prior to the effective date of the termination.  Thereafter, Biogen Idec shall pay royalties on Net Sales of such Co-Funded Product according to Section 7.5.1.  For the purposes of the foregoing, a “material change in the Co-Development Plan and Budget for such Co-Funded Product or activities thereunder” shall mean: a material change in the indication for which Regulatory Approval will be sought, which results in a material change in the number or size of the trials for such Regulatory Approval, which results in an increase of fifty percent (50%) or more in the post Phase I Development Costs budgeted in the then-current Co-Development Plan and Budget for a particular calendar year, relative to those post Phase I Development Costs set forth in the Initial Development Plan for that calendar year.

(c)                                  Upon a [*] by Sunesis under Section 3.2.3(d) of its Co-Funding Percentage with respect to any particular Co-Funded Product, Biogen Idec shall pay a  royalty rate equal to the royalty rate under Section 7.5.2(a) [*] the applicable royalty [*] set forth below with respect to Net Sales of the [*] Co-Funded Product [*] of royalties otherwise specified in this Section 7.5.2.

[*] Co-Funding Percentage	Royalty [*] From Section 7.5.2(a)
[*]%	[*]%
[*]%	[*]%

For example, in the event that Sunesis [*] its Co-Funding Percentage from [*] percent ([*]%) to [*] percent ([*]%), then the [*] royalty rates set forth in Section 7.5.2(a) above (i.e. [*]%, [*]%, [*]% and [*]% for their respective ranges of Annual Net Sales) would each be [*] by [*]% (i.e. to [*]%, [*]%, [*]% and [*]%, respectively).

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.5.3                        Third Party Patents.

(a)                                  If: (i) a Valid Claim of a Third Party should be in force in any country during the Term of this Agreement covering the practice of the Sunesis Core Technology, Licensed Pre-Existing Technology, Sunesis Collaboration Technology or Joint Collaboration Technology as licensed to Biogen Idec under Section 6.2.1 or Section 6.3.1 with respect to the manufacture, use or sale of any Collaboration Compound, (ii) it should prove in Biogen Idec’s reasonable judgment, after consultation with Sunesis, impractical or impossible for Biogen Idec to commercialize such Collaboration Compound without obtaining a royalty bearing license from such Third Party under such Valid Claim in said country (with such agreement not to be unreasonably withheld or delayed), and (iii) the royalty paid to such Third Party is directed to the practice of rights granted to Biogen Idec under Section 6.2.1 or Section 6.3.1 with respect to such Collaboration Compound, then Biogen Idec shall be entitled to a credit against the royalty payments due under Section 7.5 with respect to the same Collaboration Compound in such country of an amount equal to [*] percent ([*]%) of the royalty paid to such Third Party for such Collaboration Compound in such country, arising from the practice of such Sunesis Core Technology, Licensed Pre-Existing Technology, Sunesis Collaboration Technology or Joint Collaboration Technology with respect to the manufacture, use or sale of the Collaboration Compound in said country, with such credit not to exceed [*] percent ([*]%) of the royalty otherwise due under this Agreement for such Collaboration Compound in such country.

(b)                                 If: (i) a Valid Claim of a Third Party should be in force in any country during the Term of this Agreement covering the practice of (A) the Joint Collaboration Technology as licensed to Sunesis under Section 6.3.2, or (B) the Biogen Idec Collaboration Technology, Joint Collaboration Technology or other intellectual property rights in existence and owned or controlled by Biogen Idec licensed to Sunesis under Section 6.2.4, in each case with respect to the manufacture, use or sale of any Collaboration Compound, (ii) it should prove in Sunesis’ reasonable judgment, after consultation with Biogen Idec, impractical or impossible for Sunesis to commercialize such Collaboration Compound without obtaining a royalty bearing license from such Third Party under such Valid Claim in said country (with such agreement not to be unreasonably withheld or delayed), and (iii) the royalty paid to such Third Party is directed to the practice of rights granted to Sunesis under Section 6.2.4 or Section 6.3.2 with respect to such Collaboration Compound, then Sunesis shall be entitled to a credit against the royalty payments due under Section 7.5 or 7.6 with respect to the same Collaboration Compound in such country of an amount equal to [*] percent ([*]%) of the royalty paid to such Third Party for such Collaboration Compound in such country, arising from the practice of the intellectual property described in (A) or (B) above with respect to the manufacture, use or sale of the Collaboration Compound in said country, with such credit not to exceed [*] percent ([*]%) of the royalty otherwise due under this Agreement for such Collaboration Compound in such country.

7.6                                 Royalties on Net Sales of Sunesis Products and Non-Kinase Other Biogen Idec Products.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

7.6.1                        Other Biogen Idec Products.  Biogen Idec shall pay to Sunesis a royalty equal to [*] percent ([*]%) of Net Sales by Biogen Idec, its Affiliates and their Sublicensees of Non-Kinase Other Biogen Idec Products, provided that this Section 7.6.1 shall not apply to Net Sales of Kinase Other Biogen Idec Products, which Net Sales shall be governed by Section 7.5.1 above.

7.6.2                        Sunesis Products.

(a)                                  Sunesis shall pay Biogen Idec at a royalty rate equal to the royalty rate provided under Section 7.5.1with respect to Net Sales of Reverted Products by Sunesis, its Affiliates and their Sublicensees.

(b)                                 Subject to Section 7.6.2(a) above, Sunesis shall pay to Biogen Idec a royalty equal to [*] percent ([*]%) of Net Sales of Sunesis Products by Sunesis, its Affiliates and their Sublicensees.

7.7                                 Royalty Term.  The royalties due pursuant to Section 7.5 and Section 7.6 above shall be payable on a country-by-country and product-by-product basis commencing on the first commercial sale in a country and continuing until the later of: (i) the expiration of the last Valid Claim of the Sunesis Core Technology, the Licensed Pre-Existing Patents or the Joint Collaboration Patents covering the sale or use of such Product, Sunesis Product, or Other Biogen Idec Product, as applicable, in such country, or (ii) the tenth (10th) anniversary of the first commercial sale of such product in such country.

ARTICLE 8
PAYMENTS, BOOKS AND RECORDS

8.1                                 Royalty Reports and Payments.  After the first sale of a product on which royalties are payable by a Party hereunder, such Party shall make quarterly written reports to the other Party within sixty (60) days after the end of each calendar quarter, stating in each such report, separately the number, description, and aggregate Net Sales, by territory, of each such Product,  Other Biogen Idec Product or Sunesis Product sold during the calendar quarter upon which a royalty is payable under Section 7.5 or Section 7.6 above, as applicable.  Concurrently with the making of such reports, such Party shall pay to the other Party royalties due at the rates specified in Section 7.5 or Section 7.6 above, as applicable.

8.2                                 Payment Method.  All payments due under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated by the Party owed such payment.  All payments hereunder shall be made in U.S. dollars.  Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at a rate equal to the 3-month LIBOR rate at the close of business on the date such payment is due, plus an additional two percent (2%), calculated on the number of days such payment is delinquent.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

8.3                                 Place of Royalty Payment; Currency Conversion.  The functional currency for accounting will be U.S. dollars.  Except as the Parties otherwise mutually agree, for billing and reporting, Development Costs and Net Sales will be translated, if necessary, into U.S. dollars using the currency exchange rates quoted by Bloomberg Professional, a service of Bloomberg L.P., or in the event Bloomberg Professional is not available, then the Eastern U.S. edition of The Wall Street Journal on the last business day of the applicable calendar quarter.

8.4                                 Records; Inspection.  Each Party shall keep, and shall ensure that its Affiliates keep, complete, true and accurate books of account and records for the purpose of determining the amounts payable under this Agreement.  Such books and records shall be kept at the principal place of business of such Party, for at least three (3) years following the end of the calendar quarter to which they pertain.  Such records will be open for inspection by a public accounting firm to whom the audited Party has no reasonable objection and subject to such accounting firm entering into a satisfactory confidentiality agreement, solely for the purpose of determining the payments to the other Party hereunder.  Such inspections may be made no more than twice each calendar year, at reasonable times and on reasonable notice.  Inspections conducted under this Section 8.4 shall be at the expense of the auditing Party, unless a variation or error producing an increase exceeding [*] percent ([*]%) of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid or overpaid amounts that are discovered will be promptly paid or refunded by the appropriate Party, in each case together with interest noted in Section 8.2 thereon from the date such payments were due (if underpaid) or paid (if overpaid) .

8.5                                 Withholding Taxes.  Each Party shall pay any and all taxes levied on account of amounts payable to it under this Agreement.  If laws or regulations require that taxes be withheld, the paying Party will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper authority, and (iii) send proof of payment to the other Party within sixty (60) days following that payment.

ARTICLE 9
DILIGENCE

9.1                                 Diligence; Reports.  Biogen Idec shall use Commercially Reasonable and Diligent Efforts to develop and commercialize Co-Funded Products within the Field.  Biogen Idec agrees to keep Sunesis fully informed regarding all Co-Funded Development Plans and the research, development and commercialization activities with respect to each Co-Funded Product, including by providing Sunesis with reports at least quarterly regarding ongoing activities being undertaken with respect to Co-Funded Products.  This Section 9.1 shall not limit other provisions of this Agreement that address the provision of information regarding Products.

9.2                                 Reversion of a Co-Funded Product. If Biogen Idec fails to use Commercially Reasonable and Diligent Efforts to develop and commercialize a Co-Funded Product, and Biogen Idec shall continue to fail to use Commercially Reasonable and Diligent Efforts to

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

develop and commercialize such Co-Funded Product for sixty (60) days after written notice thereof from Sunesis, then such Co-Funded Product shall become a Reverted Product.

9.3                                 Diligence for a Reverted Product.  Sunesis shall use Commercially Reasonable and Diligent Efforts to develop and commercialize each Reverted Product.  Sunesis agrees to keep Biogen Idec fully informed regarding the development and commercialization activities with respect to each Reverted Product, including by providing Biogen Idec with reports at least quarterly regarding ongoing activities being undertaken with respect to Reverted Products.

9.4                                 Termination of a Reverted Product.  If Sunesis fails to use Commercially Reasonable and Diligent Efforts to develop and commercialize a Reverted Product, and Sunesis shall continue to fail to use Commercially Reasonable and Diligent Efforts to develop and commercialize such Reverted Product for sixty (60) days after written notice thereof from Biogen Idec, then such Reverted Product shall cease to be a Reverted Product, and the licenses granted to Sunesis under Section 6.2.4 shall terminate with respect to Terminated Compounds incorporated in such Reverted Product.  Thereafter, such Terminated Compounds shall be Target Selective Compounds and subject to Biogen Idec’s licenses under Section 6.2 and obligations to pay royalties and milestones to Sunesis pursuant to Article 7.  In addition, the terms set forth in Section 2 of Exhibit 3.5 shall apply to such Reverted Product.

ARTICLE 10
INTELLECTUAL PROPERTY

10.1                           Ownership; Disclosure.

10.1.1                  Collaboration Technology.

(a)                                  Raf/[*] Technology.  All right, title and interest in and to Joint Collaboration Patents consisting of or directed to the Raf/[*] Target (the “Raf/[*] Patents”) shall, as between the Parties, be solely owned by Sunesis.  Biogen Idec shall assign and hereby assigns to Sunesis all right, title and interest in and to the Raf/[*] Patents, subject to the licenses granted to Biogen Idec under Article 6.

(b)                                 Ownership of Compounds.  All Synthesized Compounds and Collaboration Derivatives that are included in Joint Collaboration Know-How shall be jointly owned by the Parties, subject to the licenses granted under Article 6.  However, ownership of any patents, patent applications and other intellectual property rights with respect to such compounds and other inventions made in the course of the Research Program shall be as otherwise set forth in this Section 10.1.

(c)                                  Sunesis Collaboration Technology.  All right, title, and interest in and to the Sunesis Collaboration Technology shall be owned by Sunesis, subject to the licenses granted to Biogen Idec under Article 6.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(d)                                 Biogen Idec Collaboration Technology.  All right, title, and interest in and to the Biogen Idec Collaboration Technology shall be owned by Biogen Idec, subject to the licenses granted to Sunesis under Article 6.

(e)                                  All Joint Collaboration Technology.   All right, title and interest in and to (i) the Joint Collaboration Patents other than the Raf/[*] Patents, and (ii) the Joint Collaboration Know-How shall be jointly owned by the Parties.  Biogen Idec shall assign and hereby assigns to Sunesis a joint ownership interest in and to the Joint Collaboration Patents and the Joint Collaboration Know-How.  Sunesis shall assign and hereby assigns to Biogen Idec a joint ownership interest in and to the Joint Collaboration Patents and the Joint Collaboration Know-How.  Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license, exploit or enforce the Joint Collaboration Technology, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any accounting or consent related thereto.  It is understood and agreed that all Joint Collaboration Technology that is jointly owned pursuant to this Section 10.1.1(e) shall be subject to the licenses granted under Article 6.

10.1.2                  Sunesis Core Technology.  All right, title and interest in and to the Sunesis Core Technology, and in any improvements to Sunesis Core Technology (i) made using or derived from Sunesis Core Technology, and (ii) made by or under authority of either Party or its Affiliates during the Term of this Agreement, shall, as between the Parties, be owned solely by Sunesis.  Biogen Idec hereby assigns to Sunesis all of its and its Affiliates rights in and to such inventions and improvements made using or derived from Sunesis Core Technology (including all patent and other intellectual property rights therein), subject to the licenses granted to Biogen Idec under Article 6.

10.1.3                  Licensed Pre-Existing Technology. All right, title and interest in and to the Licensed Pre-Existing Technology shall, as between the Parties, remain owned solely by Sunesis, subject to the licenses granted to Biogen Idec under Article 6.

10.1.4                  Disclosure.  Each Party shall promptly disclose to the other, all inventions relating to Sunesis Collaboration Technology, Joint Collaboration Technology and Sunesis Core Technology conceived or reduced to practice (provided that such conception takes place after the Effective Date) in connection with this Agreement prior to the third (3rd) anniversary of the end of the Research Term.

10.2                           Patent Prosecution.

10.2.1                  Sunesis Core Technology and Raf/[*] Patents.  Sunesis shall have the right to control the preparation, filing, prosecution and maintenance of the Raf/[*] Patents, Licensed Pre-Existing Patents and patent applications and patents directed to Sunesis Core Technology using patent counsel of Sunesis’ choice, provided that such decisions made by Sunesis in the preparation, filing, prosecution, and maintenance of such patents and patent applications shall be

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

reasonable and Sunesis shall employ reasonable efforts not to substantially negatively impact Biogen Idec’s rights hereunder.

10.2.2                  Collaboration Patents.  All preparation, filing, prosecution and maintenance of Collaboration Patents shall be governed by this Section 10.2.2.  Biogen Idec and Sunesis shall establish a joint patent committee (the “Joint Patent Committee”) to (i) select patent counsel mutually agreeable to both Parties (the “Joint Patent Counsel”) to prepare, file, prosecute and maintain the Collaboration Patents, and (ii) to control the filing, prosecution, and maintenance of Collaboration Patents. The Joint Patent Committee shall ensure that the Joint Patent Counsel keeps both Parties fully informed as to prosecution activities assigned to the Joint Patent Counsel.  The Joint Patent Committee shall include one (1) representative from each of Biogen Idec and Sunesis.  Sunesis and Biogen Idec may each replace its Joint Patent Committee representative at any time, upon written notice to the other Party.  During the Term of this Agreement, the Joint Patent Committee shall meet at least annually (such meetings may be telephonic), or more frequently as reasonably requested by either Party from time to time, at such locations as the Parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference.  With the consent of the Parties, other representatives of Sunesis or Biogen Idec may attend the Joint Patent Committee meetings as nonvoting observers.  Each Party shall be responsible for all of its own expenses associated with attendance of such meetings.  Decisions of the Joint Patent Committee shall be made by unanimous approval of the members present in person or by other means (e.g., teleconference) at any meeting; provided that at least one member from each Party must be so present and voting.  In the event the Parties cannot reach unanimous agreement on a matter relating to prosecution relating to the Biogen Idec and Joint Collaboration Patents under this Section 10.2.2, Biogen Idec shall have final decision making authority; provided such decision is reasonable and does not substantially negatively impact Sunesis’ rights hereunder.  On the other hand, in the event the Parties cannot reach unanimous agreement on a matter relating to prosecution relating to the Sunesis Collaboration Patents under this Section 10.2.2, Sunesis shall have final decision making authority; provided such decision is reasonable and does not substantially negatively impact Biogen Idec’s rights hereunder.  As used herein, “prosecution” shall include interferences, re-examinations, reissues, oppositions and the like.

10.2.3                  Prosecution Costs.  During the Term of this Agreement, all costs associated with filing, prosecuting, issuing and maintaining (i) the Raf/[*] Patents, the Sunesis Collaboration Patents, the Licensed Pre-Existing Patents and patent applications and patents within the Sunesis Core Technology shall be borne by Sunesis; and (ii) the Biogen Idec Collaboration Patents and Joint Collaboration Patents shall be borne by Biogen Idec.

10.2.4                  Cooperation.  Each Party will cooperate fully with the other Party and provide all information and data, and sign any documents, reasonably necessary and requested by the other Party for the purpose of preparing, filing and prosecuting patent applications pursuant to this Section 10.2.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.2.5                  Abandonment.  Either Party may elect to decline to file or, having filed, decline to further prosecute and maintain or enforce any Collaboration Patents for which they have been granted final decision making authority under Section 10.2.2 above and to which the other Party has received a license under the terms of this Agreement.  In the event that a Party declines to file or, having filed, declines to further prosecute and maintain or enforce any such pending patent rights, then such abandoning Party shall provide the other Party with written notice thereof prior to the expiration of any deadline, without considering any possible extensions thereof, relating to such activities, but in any event at least thirty five (35) business days prior notice.  In such circumstances the non-abandoning Party shall have the right to decide, with reason and with written notice at least thirty (30) business days prior to the deadline, that such abandoning Party should continue to file or prosecute such patent rights.  The abandoning Party shall then have the option to decide, with at least twenty (20) business days notice to the non-abandoning Party to: (i) continue to file or prosecute or enforce such patent rights at its cost and expense, or (ii) allow the non-abandoning Party to file or prosecute such patent rights at its own cost and expense using counsel of its own choice.  In the event that the abandoning Party elects option (ii), then the abandoning Party shall cooperate with the other Party to promptly transfer relevant prosecution materials to the other Party.  It is understood and agreed that transfer of prosecution of particular patent rights pursuant to subsection (ii) above shall not affect the ownership or licenses otherwise provided in this Agreement.

10.3                           Enforcement.

10.3.1                  Notice.          In the event a Party becomes aware of any actual or potential infringement or misappropriation of the Sunesis Collaboration Technology or Joint Collaboration Technology (a “Subject Infringement”), such Party shall notify the other Party.

10.3.2                  Biogen Idec.  Subject to the terms of this Section 10.3.2, Biogen Idec shall have the sole right, but not the obligation, to take legal action to enforce and defend the Sunesis Collaboration Technology or Joint Collaboration Technology against Subject Infringements by Third Parties at its sole cost and expense, to the extent such Subject Infringement is within the field of use of Biogen Idec’s exclusive license under Section 6.2.1 or 6.3.2(b) above.  If, within six (6) months following a request by Sunesis to do so, Biogen Idec fails to take such action to enforce the Sunesis Collaboration Patents or Joint Collaboration Patents with respect to a Subject Infringement, Sunesis or its designee shall, in its sole discretion, have the right, at its sole expense, to take such action.  In addition, Biogen Idec shall have the sole right, but not the obligation, to take legal action to enforce and defend any actual or potential infringement or misappropriation of the Biogen Idec Collaboration Technology.

10.3.3                  Sunesis.  To the extent a Subject Infringement is not covered by Section 10.3.2 above, Sunesis (or its designee) shall have the initial right, but not the obligation, to take reasonable legal action to enforce and defend the Sunesis Collaboration Technology or Joint Collaboration Technology against such Subject Infringements by Third Parties at its sole cost and expense.  If, within six (6) months following a request by Biogen Idec to do so, Sunesis fails to take such action to enforce the Sunesis Collaboration Patents or Joint Collaboration Patents with respect to such Subject Infringement, and the Subject Infringement is in a field not licensed exclusively to Sunesis hereunder, Biogen Idec or its designee shall, in its sole discretion, have the right, at its sole expense, to take such action.

10.3.4                  Cooperation; Costs and Recoveries.  If a Party (the “Controlling Party”) brings an action with respect to a Subject Infringement in accordance with this Section 10.3.4 (an “Infringement Action”), then the other Party (the “Cooperating Party”) shall cooperate as reasonably requested, at such Controlling Party’s expense, in the pursuit of such Infringement Action, including if necessary by joining as a nominal Party to the Infringement Action.  In any case, the Cooperating Party shall have the right, even if not required to be joined, to participate in such Infringement Action with its own counsel at its own expense.  The costs and expenses of the Infringement Action shall be the responsibility of the Controlling Party, and any damages or other monetary rewards or settlement payments actually received and retained by the Controlling Party shall first be applied to reimburse the Controlling Party’s out-of-pocket expenses directly attributed to the Infringement Action, then the other Party’s out-of-pocket expenses directly attributed to the Infringement Action, and the remainder shall be shared as follows: [*] percent ([*]%) to the Controlling Party and [*] percent ([*]%) to the other Party.

ARTICLE 11
CONFIDENTIALITY

11.1                           Confidentiality. During the Term of this Agreement and for a period of five (5) years following the expiration or earlier termination hereof, each Party shall maintain in confidence the Confidential Information of the other Party, shall not use or grant the use of the Confidential Information of the other Party except as expressly permitted hereby, and shall not disclose the Confidential Information of the other Party (in each case, irrespective of whether such Confidential Information is also the Confidential Information of the receiving Party), except (i) on a need-to-know basis to such Party’s directors, officers and employees, (ii) to such Party’s consultants performing work contemplated by the Agreement, and to any bona fide subcontractor performing work for such Party hereunder, or (iii) to the extent such disclosure is reasonably necessary in connection with such Party’s activities under rights and licenses expressly authorized by this Agreement (including the permitted sublicensees).  To the extent that disclosure to any person is authorized by this Agreement, prior to disclosure, a Party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement.  Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.  Notwithstanding the foregoing, the exceptions set forth in (i), (ii) and (iii) above shall apply to disclosure by Sunesis of Confidential Information of Biogen Idec that is specifically related to an Other Biogen Idec Target or a Collaboration Target (including without limitation the identity of such Targets and any SAR data for such Targets that are Confidential Information of such other Party) solely to the extent such disclosure is necessary for Sunesis and its employees, consultants and subcontractors to perform the Research Program as contemplated by the Research Plan.  In addition, the exceptions set forth in (i), (ii) and (iii) above shall not apply to disclosure by Biogen Idec of Confidential Information of Sunesis that is specifically related to a Sunesis Target.

11.2                           Permitted Use and Disclosures.  The confidentiality obligations under this Article 11 shall not apply to the extent that a Party is required to disclose information by

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

applicable law, regulation or order of a governmental agency or a court of competent jurisdiction; provided, however, that such Party shall provide written notice thereof to the other Party (to the extent not prohibited by law or court order), and consult with the other Party with respect to such disclosure to the extent reasonably protectable and provide the other party reasonable opportunity to object to any such disclosure or to request confidential treatment thereof.  Notwithstanding the provisions of this Section, either Party may, to the extent necessary, disclose Confidential Information of the other Party, to any governmental or regulatory authority in connection with the development of a product which it has the right to develop under this Agreement.

11.3                           Nondisclosure of Terms.  Each of the Parties hereto agrees not to disclose the financial terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, except to such Party’s attorneys, advisors, investors, potential bona fide collaborators and Sublicensees, and others on a need to know basis under circumstances that reasonably protect the confidentiality thereof, or to the extent required by law (and with appropriate requests made for confidential treatment), including filings required to made by law with the Securities and Exchange Commission, or any national securities exchange.  Notwithstanding the foregoing, prior to execution of this Agreement, the Parties have agreed upon the substance of information that can be used to describe the terms and conditions of this transaction, and each Party may disclose such information, as modified by mutual written agreement of the Parties, without the consent of the other Party.

11.4                           Publication.  Any manuscript by Sunesis or Biogen Idec on subject matter in connection with the Research Program to be published or publicly disclosed, shall be subject to the prior review of the other Party at least thirty (30) days prior to submission.  Further, to avoid loss of patent rights as a result of premature public disclosure of patentable information, the receiving Party shall notify the disclosing Party in writing within thirty (30) days after receipt of any disclosure whether the receiving Party desires to file a patent application on any invention disclosed in such scientific results.  In the event that the receiving Party desires to file such a patent application, the disclosing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed thereon, (ii) the Parties determine after consultation that no patentable invention exists, or (iii) ninety (90) days after receipt by the disclosing Party of the receiving Party’s written notice of the receiving Party’s desire to file such patent application.  Further, if such scientific results contain the information of the other Party that is subject to use and nondisclosure restrictions under this Article 11, the publishing Party agrees to remove such information from the proposed publication or disclosure.  Following the filing of any patent application within the Joint Collaboration Technology, in the period prior to the publication of such a patent application, neither Party shall make any written public disclosure regarding any invention claimed in such patent application without the prior consent of the other Party.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

12.1                           Warranty.  Each Party represents and warrants on its own behalf and on behalf of its Affiliates that:

(i)                                     Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(ii)                                  It has the legal power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(iii)                               This Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms.

(iv)                              All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained.

(v)                                 The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies; and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.  Neither Party will enter into any agreement with any Third Party that conflicts with the terms of this Agreement.

12.2                           Additional Warranty of Sunesis.  Sunesis represents and warrants that, to the best of its knowledge as of the Effective Date, the practice of the Sunesis Core Technology is not generally dominated by patent rights of a Third Party.  As of the Effective Date, Sunesis has not received any notice of infringement from any Third Party relating to the Sunesis Core Technology or any notice challenging the validity of the Sunesis Core Technology nor does Sunesis have any knowledge of any infringement relating to any of the Sunesis Core Technology. It is understood that Sunesis makes no representation or warranty with respect to any patent rights of Third Parties relating to the Collaboration Targets.

12.3                           Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COLLABORATION TECHNOLOGY, LICENSED PRE-EXISTING TECHNOLOGY, SUNESIS CORE TECHNOLOGY, COLLABORATION COMPOUNDS, OTHER COMPOUNDS, OR CONFIDENTIAL INFORMATION, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 13
INDEMNIFICATION

13.1                           Biogen Idec.  Biogen Idec shall indemnify, defend and hold harmless Sunesis and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) resulting from any claims, demands, actions or other proceedings by any Third Party to the extent resulting from: (i) the manufacture, use, sale, handling or storage of Products,  Co-Funded Products or Other Biogen Idec Products by Biogen Idec or its Affiliates or Sublicensees or other designees; (ii) the breach by Biogen Idec of the representations and warranties made in this Agreement; or (iii) the negligence or intentional misconduct of Biogen Idec or any of its agents or employees or failure of Biogen Idec or any of its agents or employees to comply with applicable laws and regulations; except, in each case, to the extent such Liabilities result from a material breach of this Agreement by Sunesis, negligence or intentional misconduct of Sunesis or any of its agents or employees (including sales representatives involved in co-promoting any Co-Promoted Product) or failure of Sunesis or any of its employees or agents to comply with applicable laws or regulations.

13.2                           Sunesis.  Sunesis agrees to indemnify, defend and hold harmless Biogen Idec and its Affiliates and their respective directors, officers, employees, agents and their respective heirs and assigns from and against any Liabilities resulting from any claims, demands, actions or other proceedings by any Third Party to the extent resulting from: (i) the manufacture, use, sale, handling or storage of Sunesis Products, Co-Promoted Products or Reverted Products by Sunesis or its Affiliates or Sublicensees or other designees, (ii) the breach by Sunesis of its representations and warranties made in this Agreement, or (iii) the negligence or intentional misconduct of Sunesis or any of its agents or employees or failure of Sunesis or any of its agents or employees to comply with applicable laws and regulations; except, in each case, to the extent such Liabilities result from a breach of this Agreement by Biogen Idec, negligence or intentional misconduct of Biogen Idec or any of its agents or employees (including sales representatives involved in co-promoting any Co-Promoted Product) or failure of Biogen Idec or any of its employees or agents to comply with applicable laws or regulations.

13.3                           Procedure.  If a Party (the “Indemnitee”) intends to claim indemnification under this Section 13, it shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding.  The obligations of this Article 13 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 13.  The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 13.

ARTICLE 14
TERM AND TERMINATION

14.1                           Term.  The Term of this Agreement shall commence on the Effective Date, and shall continue in full force and effect on a country-by-country, Product-by-Product, Sunesis Product-by-Sunesis Product, Other Biogen Idec Product-by-Other Biogen Idec Product and Reverted Product-by-Reverted Product basis until expiration of both Parties’ royalty payment obligations in such country with respect to such Products, Sunesis Products, Other Biogen Idec Products or Reverted Products, as applicable, in each case unless earlier terminated as provided in this Article 14 (the “Term”).

14.2                           Termination for Breach.  Either Party to this Agreement may terminate this Agreement in the event the other Party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the non-breaching Party.  Any termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period.  Notwithstanding the foregoing, failure by either Party to use Commercially Reasonable and Diligent Efforts with respect to the development and commercialization of a Product, Other Biogen Idec Product, Sunesis Product or Reverted Product shall not be deemed a breach of this Agreement.

14.3                           Termination For Bankruptcy.  Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (i) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (ii) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other Party and such petition is not dismissed within ninety (90) days after filing, (iii) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors, or (iv) substantially all of the assets of such other Party are seized or attached and not released within ninety (90) days thereafter.  All rights and licenses granted under this Agreement by one Party to the other Party are, and shall otherwise be deemed for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 (56) of the Bankruptcy Code.  The Parties agree that the licensing Party under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy by the other Party.  The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced and all embodiments of such intellectual property.

14.4                           Termination for Convenience by Biogen Idec.  Provided that Biogen Idec is not in breach of this Agreement, Biogen Idec will have the right to terminate this Agreement at any time, subject to the following:

14.4.1                  At any time prior to the second (2nd) anniversary of the Effective Date, Biogen Idec will have the right to terminate this Agreement (i) by providing Sunesis written notice at least six (6) months in advance, or (ii) immediately upon providing Sunesis written notice and payment to Sunesis of a termination fee equal to [*] U.S. Dollars ($[*]).

14.4.2                  Beginning on the second (2nd) anniversary of the Effective Date, Biogen Idec will have the right to terminate this Agreement by providing Sunesis written notice at least ninety (90) days in advance.  It is understood that notice may not be given under this Section 14.4.2 prior to the second (2nd) anniversary of the Effective Date.

14.5                           Effect of Breach or Termination.

14.5.1                  Accrued Rights and Obligations.  Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

14.5.2                  Termination by Biogen Idec for Breach or Bankruptcy of Sunesis.  In the event of termination of this Agreement by Biogen Idec pursuant to Section 14.2 due to Sunesis’ breach or by Biogen Idec pursuant to Section 14.3 for Sunesis’ bankruptcy, in addition to those provisions surviving under Section 14.8, the following shall apply:

(a)          Sections 2.8.2 (Research Records); 2.8.3 (Inspections) (but only with respect to Biogen Idec’s rights and Sunesis’ obligations); 6.2.4 (Reverted Products) (but only with respect to Reverted Products in existence as of the effective date of such termination); 7.3 (Research Milestones); 7.4 (Development Milestones); 7.5 (Royalties on Annual Net Sales of Products); 7.6 (Royalties on Net Sales of Sunesis Products and Non-Kinase Other Biogen Idec Products) (except that any royalties payable by Biogen Idec under Sections 7.3, 7.4, 7.5, and 7.6, commencing upon such termination and continuing thereafter, shall be reduced by fifty percent (50%)); 7.7 (Royalty Term); Article 10 (Intellectual Property)(other than Sections 10.1.4, 10.2.2 and 10.2.3, which shall terminate); and Exhibit 3.5 (Reverted Products) (but only with respect to Reverted Products in existence as of the effective date of such termination) shall survive.

(b)         Biogen Idec shall control prosecution of the all Collaboration Patents (including Sunesis, Biogen Idec and Joint) at its own expense.  Sunesis shall be given the opportunity to review Biogen Idec’s activities and reasonably consult with Biogen Idec with respect to Sunesis Collaboration Patents and Joint Collaboration Patents, and Biogen Idec shall in good faith consider including in such patent applications such claims as Sunesis reasonably requests.  Biogen Idec shall keep Sunesis reasonably informed as to the status of such patent matters, including without limitation by providing Sunesis with (i) copies of any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which Biogen Idec receives from any patent office within twenty (20) days of receipt thereof, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions, and (ii) the opportunity to review and comment on any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which will be filed in any patent office as soon

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

practicable but in all cases at least twenty (20) days prior to such filing.  All costs associated with filing, prosecuting, issuing and maintaining the Licensed Pre-Existing Patents and patent applications and patents within the Sunesis Core Technology shall be borne by Sunesis.  In conducting the prosecution activities described in this Section 14.5.2(b), each Party shall employ reasonable efforts not to substantially negatively impact the other Party’s rights under the surviving provisions of this Agreement.

(c)          Sunesis’ rights and obligations under Section 3.2.3 shall survive with respect to Co-Funded Products for which Sunesis has exercised its Co-Funding Option prior to such termination, and Biogen Idec shall pay royalties on any such Co-Funded Products in accordance with Section 7.5.2.  Biogen Idec shall no longer be obligated to provide the detailed plans required of a Co-Development Plan and Budget to Sunesis, but shall provide Sunesis with annual budgets of post Phase I Development Costs for any such Co-Funded Products.  Sunesis’ Co-Funding Option with respect to future Products shall terminate, as will Article 4, as well as Sunesis’ right to participate in the JDC under Section 5.4 and any Product Teams under Section 3.3.

14.5.3                  Termination by Sunesis for Breach or Bankruptcy of Biogen Idec.  In the event of termination of this Agreement by Sunesis pursuant to Section 14.2 due to Biogen Idec’s breach or by Sunesis pursuant to Section 14.3 for Biogen Idec’s bankruptcy, in addition to those provisions surviving under Section 14.8, the following shall apply:

(a)          Sections 2.8.2 (Research Records); 2.8.3 (Inspections)(but only with respect to Sunesis’ rights and Biogen Idec’s obligations); 3.5 (Reverted Products); 6.2.4 (Reverted Products); 7.3 (Research Milestones); 7.4 (Development Milestones); 7.5 (Royalties on Annual Net Sales of Products); 7.6 (Royalties on Net Sales of Sunesis Products and Other Biogen Idec Products); (except that any royalties payable by Sunesis under Sections 7.5 and 7.6, commencing upon such termination and continuing thereafter, shall be reduced by fifty percent (50%)); 7.7 (Royalty Term); Article 9 (Diligence); Article 10 (Intellectual Property)(other than Sections 10.1.4, 10.2.2 and 10.2.3, which shall terminate); and Exhibit 3.5 (Reverted Products) shall survive.

(b)         Biogen Idec shall control prosecution of the all Biogen Idec Collaboration Patents and Joint Collaboration Patents at its own expense.  Sunesis shall control prosecution of all Sunesis Collaboration Patents at its own expense.  Sunesis shall be given the opportunity to review Biogen Idec’s activities and reasonably consult with Biogen Idec with respect to Sunesis Collaboration Patents and Joint Collaboration Patents, and Biogen Idec shall in good faith consider including in such patent applications such claims as Sunesis reasonably requests.  Biogen Idec shall keep Sunesis reasonably informed as to the status of such patent matters, including without limitation by providing Sunesis with (i) copies of any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which Biogen Idec receives from any patent office within twenty (20) days of receipt thereof, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions, and (ii) the opportunity to review and comment on any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which will be filed in any patent office as soon practicable but in all cases at least twenty (20) days prior to such filing.  All costs associated with filing, prosecuting, issuing and maintaining the Licensed Pre-Existing Patents and patent applications and patents within the Sunesis Core Technology shall be borne by Sunesis.  In conducting the prosecution activities described in this Section 14.5.3(b), each Party shall employ reasonable efforts not to substantially negatively impact the other Party’s rights under the surviving provisions of this Agreement.

(c)          Biogen Idec’s rights with respect to Co-Funded Products and the Co-Funded Option shall be as follows:

(i)                                     With respect to any Co-Funded Product for which Sunesis has exercised its Co-Funding Option, and for which Biogen Idec has not obtained Regulatory Approval in any territory in the Co-Funded Territory for such Co-Funded Product, in each case as of the effective date of such termination, such Co-Funded Product shall become a Reverted Product in accordance with Section 3.5 and Exhibit 3.5 and Sunesis shall thereafter pay royalties to Biogen Idec on Net Sales of such Reverted Product in accordance with Section 7.5.1.

(ii)                                  With respect to any Co-Funded Product for which Sunesis has exercised its Co-Funding Option, and for which Biogen Idec has obtained Regulatory Approval in any territory in the Co-Funded Territory for such Co-Funded Product, in each case as of the effective date of such termination, Sunesis’ rights and obligations under Section 3.2.3 shall survive, and Biogen Idec shall pay royalties on any such Co-Funded Products in accordance with Section 7.5.2.  Biogen Idec shall no longer be obligated to provide the detailed plans required of a Co-Development Plan and Budget to Sunesis, but shall provide Sunesis with annual budgets of post Phase I Development Costs for any such Co-Funded Products.  Sunesis’ Co-Funding Option with respect to future Products shall terminate, as will Article 4, as well as Sunesis’ right to participate in the JDC under Section 5.4 and any Product Teams under Section 3.3.

(iii)                               Sunesis’ Co-Funding Option under Section 3.2 with respect to future Products shall continue (i.e. with respect to Products that are not Co-Funded Products as of the effective date of such termination), provided that Biogen Idec shall no longer be obligated to provide for each Product the detailed plans and clinical data required of an Initial Development Plan and Phase II Notice pursuant to Section 3.2.1.  Biogen Idec shall, however, provide Sunesis with annual budgets of post Phase I Development Costs for such Co-Funded Product in accordance with the timetable for a Phase II Notice set forth in Section 3.2.1, and shall provide reasonable cooperation to Sunesis in evaluating such Product and the post Phase I Development Costs related thereto, including consulting with Sunesis in good faith regarding such annual budgets and the financial, scientific and regulatory assumptions reflected therein.

14.6                           Termination by Biogen Idec for Convenience.  In the event of termination of this Agreement by Biogen Idec pursuant to Section 14.4, in addition to those provisions surviving under Section 14.8, the following shall apply:

14.6.1                  Sections 2.8.2 (Research Records); 2.8.3 (Inspections); Articles 3 (Product Development); 4 (Product Commercialization); 5 (Management) (other than Section 5.3, which shall terminate); 6.2.4 (Reverted Products); 7.3 (Research Milestones); 7.4 (Development Milestones); 7.5 (Royalties on Annual Net Sales of Products); 7.6 (Royalties on Net Sales of Sunesis Products and Other Biogen Idec Products); (except that any royalties payable by Sunesis under Sections 7.5 and 7.6, commencing upon such termination and continuing thereafter, shall be reduced by fifty percent (50%)); Section 7.7 (Royalty Term); Article 9 (Diligence); Article 10 (Intellectual Property)(other than Sections 10.1.4, 10.2.2 and 10.2.3, which shall terminate); and Exhibit 3.5 (Reverted Products) shall survive.

14.6.2                  Biogen Idec shall control prosecution of the all Biogen Idec Collaboration Patents and Joint Collaboration Patents at its own expense.  Sunesis shall control prosecution of all Sunesis Collaboration Patents at its own expense.  Sunesis shall be given the opportunity to review Biogen Idec’s activities and provide input with respect to Sunesis Collaboration Patents and Joint Collaboration Patents, and Biogen Idec shall in good faith consider including in such patent applications such claims as Sunesis reasonably requests.  Biogen Idec shall keep Sunesis reasonably informed as to the status of such patent matters, including without limitation by providing Sunesis with (i) copies of any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which Biogen Idec receives from any patent office within twenty (20) days of receipt thereof, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions, and (ii) the opportunity to review and comment on any documents relating to Sunesis Collaboration Patents and Joint Collaboration Patents which will be filed in any patent office as soon practicable but in all cases at least twenty (20) days prior to such filing.  All costs associated with filing, prosecuting, issuing and maintaining the Licensed Pre-Existing Patents and patent applications and patents within the Sunesis Core Technology shall be borne by Sunesis.  In conducting the prosecution activities described in this Section 14.6.2, each Party shall employ reasonable efforts not to substantially negatively impact the other Party’s rights under the surviving provisions of this Agreement.

14.6.3                  Biogen Idec’s rights with respect to Co-Funded Products and the Co-Funded Option shall be as follows:

(a)          With respect to any Co-Funded Product for which Sunesis has exercised its Co-Funding Option, and for which Biogen Idec has not obtained Regulatory Approval in any territory in the Co-Funded Territory for such Co-Funded Product, in each case as of the effective date of such termination, such Co-Funded Product shall become a Reverted Product in accordance with Section 3.5 and Exhibit 3.5 and Sunesis shall thereafter pay royalties to Biogen Idec on Net Sales of such Reverted Product in accordance with Section 7.5.1.

(b)         With respect to any Co-Funded Product for which Sunesis has exercised its Co-Funding Option, and for which Biogen Idec has obtained Regulatory Approval in any territory in the Co-Funded Territory for such Co-Funded Product, in each case as of the effective date of such termination, Sunesis’ rights and obligations under Section 3.2.3 shall survive, and Biogen Idec shall pay royalties on any such Co-Funded Products in accordance with Section 7.5.2.  Biogen Idec shall no longer be obligated to provide the detailed plans required of a Co-Development Plan and Budget to Sunesis, but shall provide Sunesis with annual budgets of post Phase I Development Costs for any such Co-Funded Products.  Sunesis’ Co-Funding Option with respect to future Products shall terminate, as will Article 4, as well as Sunesis’ right to participate in the JDC under Section 5.4 and any Product Teams under Section 3.3.

(c)          Sunesis’ Co-Funding Option under Section 3.2 with respect to future Products shall continue (i.e. with respect to Products that are not Co-Funded Products as of the effective date of such termination), provided that Biogen Idec shall no longer be obligated to provide for each Product the detailed plans and clinical data required of an Initial Development Plan and Phase II Notice pursuant to Section 3.2.1.  Biogen Idec shall, however, provide Sunesis with annual budgets of post Phase I Development Costs for such Co-Funded Product in accordance with the timetable for a Phase II Notice set forth in Section 3.2.1, and shall provide reasonable cooperation to Sunesis in evaluating such Product and the post Phase I Development Costs related thereto, including consulting with Sunesis in good faith regarding such annual budgets and the financial, scientific and regulatory assumptions reflected therein.

14.7                           Transition of Information and Materials.  With respect to a Party’s obligation to transition Collaboration Technology, information and material with respect to a particular compound, each Party shall cooperate fully (and cause its Affiliates to cooperate fully) with the other Party to facilitate a smooth and prompt transition of Collaboration Technology, information and materials that are necessary or useful for the receiving Party to further research, develop, or otherwise exploit such target and compounds in the Field.

14.8                           Survival Sections.  In addition to the provisions set forth in Sections 14.5.2, 14.5.3 and 14.6 above, as applicable, the following provisions shall survive the expiration or termination of this Agreement for any reason: Articles 1 (Definitions), 8 (Payments, Books and Records), 11 (Confidentiality), 12 (Representations and Warranties), 13 (Indemnification), 14 (Term and Termination), 15 (Dispute Resolution) and 16 (Miscellaneous); and Sections 2.5.6, 2.5.7, 2.5.8, 2.5.9(c), 6.1.1(c), 6.1.2(b), Sections 6.2.1, 6.2.2 (Commercialization Licenses to Biogen Idec for Target Selective Compounds); 6.3 (Other Compounds); 6.4 and 6.5.

ARTICLE 15

DISPUTE RESOLUTION

15.1                           Escalation to Senior Executives.  In the event of a dispute or matter of significant concern arises between the Parties, then at the request of either Party, the matter shall be escalated to a senior executive from each Party.  Such senior executive shall be either the CEO of such Party, or another senior executive of such Party who both reports to the CEO and who has direct management responsibility for the matter in dispute.  Upon such request, such senior executives shall make themselves reasonably available to meet, and shall meet either by telephone or if, specifically requested, in person, to attempt to resolve such matter, and shall thereafter continue to use good faith efforts to attempt to resolve such matter unless it becomes clear that the matter cannot be resolved by mutual agreement.  Thereafter either Party may pursue such legal process as is otherwise available under applicable law, except as otherwise set forth in Section 5.1.4 above or Section 15.2 below.

15.2                           Independent Scientific Verification of Certain Disputes.

15.2.1                  Independent Measurements.  In the event the Parties are unable to reach agreement regarding (i) whether or not a compound or product is Target Selective against a certain Target, (ii) the IC50 of a particular “selected lead” as that term is defined in Section 1.41 above, or (iii) any other independently verifiable scientific determination or measurement, and the Parties have not resolved such dispute through good faith negotiations, such dispute will be resolved through performance of the relevant determination by an independent Third Party.  The findings of such Third Party with respect to such dispute shall be binding on the Parties, and the costs of such testing shall be shared equally by the Parties.

15.2.2                  Other Determinations. In the event that the Parties are unable to reach agreement regarding (i) the establishment of Selectivity Parameters pursuant to Section 2.5.9; or (ii) designating the variant species of a protein to be included with a specific Target pursuant to Section 2.5.9, and the Parties have not resolved such dispute through good faith negotiations, such dispute shall be resolved in accordance with this Section 15.2.2.  Upon written request by either Party, a dispute described in the preceding sentence will be resolved through the binding determination by a mutually agreed independent expert in the relevant field of biochemistry.  In the event the Parties cannot agree on such independent Third Party, then each Party shall nominate an independent scientist with appropriate expertise, and the Parties’ nominees shall select the independent expert to perform the binding determination.  Each Party shall prepare a written report setting forth its position or proposal with respect to the Selectivity Parameters and/or Target scope, as applicable, and shall submit such report to the independent expert within ten (10) days after selection of such expert.  The expert shall select one of the requested positions as his or her decision, and shall not have the authority to render any substantive decision other than to so select the position of either Biogen Idec or Sunesis.  The findings of such Third Party with respect to such dispute shall be binding on the Parties, and the costs of such testing shall be borne by the losing Party.

15.3                           Injunctive Relief.  This Article  15 shall not be construed to prohibit either Party from seeking preliminary or permanent injunctive relief, restraining order or degree of specific performance in any court of competent jurisdiction to the extent not prohibited by this Agreement.  For avoidance of doubt, any such equitable remedies provided under this Article 15 shall be cumulative and not exclusive and are in addition to any other remedies, which either Party may have under this Agreement or applicable law.

15.4                           Matters to Proceed to Court.  Notwithstanding the foregoing, any dispute relating to the determination of validity of a Party’s patents or other issues relating solely to a Party’s intellectual property and any dispute asserting breach of this Agreement or of the representations and warranties made hereunder shall be submitted exclusively to the federal court in Delaware, and the Parties hereby consent to the jurisdiction and venue of such court.

ARTICLE 16
MISCELLANEOUS

16.1                           Governing Laws.  This Agreement and any dispute arising from the construction, performance or breach hereof shall be governed by and construed, and enforced in accordance with, the laws of the state of Delaware, without reference to conflicts of laws principles.

16.2                           Waiver.  It is agreed that no waiver by either Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

16.3                           Assignment.  This Agreement shall not be assignable by either Party without the written consent of the other Party hereto, except either Party may assign this Agreement without such consent to its Affiliates, or to an entity that acquires all or substantially all of the business or assets of such Party whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that the assignee shall agree in writing to be bound by the terms and conditions of this Agreement.

16.4                           Independent Contractors.  The relationship of the Parties hereto is that of independent contractors.  The Parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

16.5                           Compliance with Laws.  In exercising their rights under this license, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.

16.6                           Patent Marking.  Biogen Idec agrees to mark and use reasonable efforts to make all its Sublicensees mark all Products and Other Biogen Idec Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.  Sunesis agrees to mark and use reasonable efforts to make its Sublicensees mark all Sunesis Products sold pursuant to this Agreement in accordance with the applicable statute or regulations relating to patent marking in the country or countries of manufacture and sale thereof.

16.7                           Notices.  All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto and shall be deemed to have been given upon receipt:

Sunesis:                                                                                                   Sunesis Pharmaceuticals, Inc.

341 Oyster Point Boulevard

South San Francisco, California 94080

Attn: Daryl Winter, General Counsel

Fax: (650) 266-3505

With a copy to:                                                             Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn: Kenneth A. Clark, Esq.

Fax: (650) 493-6811

Biogen Idec	Biogen Idec

MA Inc.

14 Cambridge Center

Cambridge, MA  02141

Attn: Associate Director, Research Operations

Fax: (617)-679-2616

With a copy to:                                                             Biogen Idec MA Inc.

14 Cambridge Center

Cambridge, MA  02141

Attn: General Counsel

Fax: (617)-679-2838

16.8                           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the Parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the Parties and their commercial bargain.  If a Party seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable, the other Party shall have the right to terminate this Agreement upon sixty (60) days’ prior written notice to the asserting Party, unless such assertion is eliminated and cured within such sixty (60) day period.  If Biogen Idec has sought to so avoid a provision of this Agreement, such termination shall be deemed a termination by Biogen Idec under Section 14.4 above, and if Sunesis has sought such an avoidance, such termination shall be deemed a termination for breach by Sunesis under Section 14.2 above.

16.9                           Advice of Counsel.  Sunesis and Biogen Idec have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

16.10                     Performance Warranty.  Each Party hereby warrants and guarantees the performance of any and all rights and obligations of this Agreement by its Affiliates and Sublicensees.

16.11                     Complete Agreement.  This Agreement with its Exhibits, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and all prior agreements respecting the subject matter hereof, either written or oral, express or implied, shall be abrogated, canceled, and are null and void and of no effect.  No amendment or change hereof or addition hereto shall be effective or binding on either of the Parties hereto unless reduced to writing and executed by the respective duly authorized representatives of Sunesis and Biogen Idec.

16.12                     Headings.  The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

16.13                     Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives and delivered in duplicate originals as of the Effective Date.

BIOGEN IDEC MA INC.	SUNESIS PHARMACEUTICALS, INC.

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT 1.13.1

Hit Compound Criteria

Soluble (not covalently attached) compounds in at least [*] chemical series with SAR and properties that indicate clear opportunity for optimization as determined by the Parties.

Activity

•      Enzyme activity [*] with clear evidence of SAR

•      Cell activity [*] in mechanistic cell-based assays

•      [*] selective against key undesirable countertargets (e.g. countertargets that would produce unacceptable toxicity or safety issues)

•      SAR consistent over at least [*] activity

Physicochemical properties

•      MW <600

•      [*]LogD[*]

•      Solubility [*]

•      in vitro assays (MDCK, Caco-2) show medium to high permeability and no transporter activity

•      Stability in human plasma, liver microsomes [*]% after 1 hr

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1.13.2

Lead Compound Criteria

At least [*] compound series that will be optimized to identify a Safety Assessment Candidate

Biological activity

•                  Biochemical IC50 [*]

•                  Cell-based activity [*]

•                              Consistent SAR between enzyme and cell activity

•                  [*]-fold selective over close or undesirable kinases

Physicochemical properties

•                  MW [*]

•                  [*]LogD[*]

•                  Solubility [*]

ADME/PK that support progression as a high quality drug candidate

In vitro ADME consistent with good drug-like characteristics

•                  HLM Stability [*]% remaining at [*]

•                  Medium to good permeability ([*]) as measured in MDCK, CaCO-2, or comparable system

•                  Stability in stimulated gastric and intestinal fluid (if PO dosing)

•                  p450 inhibition [*]

•                  No exclusive metabolism by major polymorphic p450 enzymes

•                  Acceptable protein binding ([*])

•                  PK profile shows generally good characteristics

•                  Clearance below liver blood flow

•                  T1/2  [*]

•                  %F [*]% if PO dosing required/desired

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

EXHIBIT 1.38

Sunesis Core Technology

Sunesis No.	Serial No.	Title	Status
UC-100	US 09/049,754	Pharmacophore Recombination For the Identification of Small Molecule Drug Lead Compounds	Issued as U.S. Patent No. 6,344,330
UC-100 AU	32113/99	Pharmacophore Recombination For the Identification of Small Molecule Drug Lead Compounds	Issued as AU Patent No. 759327
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
SU-100	US 09/105,372	Methods for Rapidly Identifying Small Organic Molecule Ligands for Binding to Biological Target Molecules	Issued as U.S. Patent No. 6,335,155
[*]	[*]	[*]	pending
SU-100 D1C1	US 10/043,833	Methods for Rapidly Identifying Small Organic Molecule Ligands for Binding to Biological Target Molecules	allowed
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Sunesis No.	Serial No.	Title	Status
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
SU-630 PCT	US03/06217	Methods for Identifying Compounds that Modulate Enzymatic Activity	Published as WO 03/087054
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
SU-1400 PCT	US03/08725	Identification of Kinase Inhibitors	Published as WO 03/081210
[*]		[*]	pending

Sunesis No.	Serial No.	Title	Status
[*]	[*]	[*]	pending
[*]	[*]	[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]		[*]	pending
[*]	[*]	[*]	pending
SU-1800 PCT	US03/10831	Methods for Identifying Exosites	Published as WO 03/087051
[*]	[*]	[*]	pending
SU-2200 PCT	US03/10209	Methods and Materials to Find and Characterize Molecular Interaction Sites on Proteins	Published as WO 03/087299

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 2.2

Research Plan

Overview of Research Plan

The research plan is designed to employ Sunesis’ TetheringSM with extenders lead-finding approach to identify novel inhibitors of protein kinases with the goal of optimizing these to identify Development Candidate compounds for [*] kinase targets.

During approximately the first [*] months of the collaboration, the research plan will focus on 2 activities:

(a)                                  [*] utilizing TetheringSM with extenders.  The priority focus of this work is to apply TetheringSM to efficiently [*] up to [*] and advance [*] projects to lead optimization.  This [*] will occur in [*] campaigns.  The [*] campaign will aggressively advance [*] into [*], with the aim of identifying compounds suitable for early-stage [*] within approximately [*] months, and Hits Identified by approximately [*] months after initiation of the collaboration.  If necessary, the [*] campaign will advance an [*] targets into [*] following the completion of the initial [*] campaign, and will subsequently derive compounds suitable for lead optimization approximately [*] months after initiation of the collaboration.

(b)                                 A Lead Optimization effort on Sunesis’ existing Raf Kinase inhibitor lead compounds to identify Development Candidates suitable for Non-Clinical Development.  It is anticipated that this work will result in the identification of [*] Candidates for Raf approximately [*] months after the collaboration is initiated.

After approximately [*] months, it is expected that the [*] campaign will have generated compounds from the [*] kinase targets that meet or exceed the [*].  Based on the attractiveness of the lead compounds and progress on subsequent targets, it is expected that [*] kinase target will advance into [*] project.

After approximately [*] months, it is expected that the [*] campaign will have generated compounds from the [*] kinase targets that meet the Hits Identified criteria.  Based on an evaluation of the [*], it is expected that an additional [*] project will be initiated.  Depending on resource availability, the [*] of this project may be [*] on completion of the Raf project.

A GANTT chart that outlines the major activities covering the different parts of this project is shown in Figure X. Due to the complexity of managing a portfolio of [*] and [*] projects to achieve the overall goals of the collaboration, the JRC will have final responsibility for decisions on [*] of targets, [*] of a full [*] effort and the balance of priorities and resources across the multiple projects that define this collaboration.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Research Plan (Months 1-[*])

(a)                      Identification of [*] and [*] from [*] Kinase Targets

The goal of this work will be to screen [*] kinases using Sunesis proprietary TetheringSM fragment based approach and advance molecules on [*] kinase targets to the [*] stage.  The primary goal of the [*] Phase of the project will be to [*] against [*] kinase targets that will be advanced into [*] as efficiently as possible.  Due to the complexity of balancing multiple targets, the JRC will therefore play a key role in balancing both priorities and activities to enable the achievement of this goal.

Upon initiation of the collaboration, both Biogen Idec and Sunesis will jointly work to [*] and [*] kinases that will be selected and agreed on by both companies.  [*] suitable for [*] kinase [*] ([*] assays), [*] ([*]) and [*] will be [*] and[*]. For [*], a single [*] will be made, introducing a Cys residue adjacent to purine pocket, and removing other reactive surface Cys residue to meet [*] criteria, as defined in [*]. Depending on the [*] strategy, [*] (or [*]) active [*] of the kinase may also be generated. Based on an early assessment of both the [*] and [*] of these targets, the JRC will select [*] kinases to be aggressively advanced into the first [*] campaign.  It is anticipated that this [*] campaign will begin within approximately [*] months of initiation of the collaboration, dependent on the ease of [*].  In parallel with the [*] campaign, the [*] of the remaining [*] kinases will continue.  An additional [*] targets may also be selected for [*] at this time, if it is felt by the JRC that this will enhance the likelihood of establishing [*] for a second [*] campaign.   Based on the [*] and [*] of the remaining targets, the JRC will select [*] of these to initiate a [*] campaign.  It is anticipated that this campaign will begin following completion of the [*] campaign.

The TetheringSM with extenders approach, to identify [*] (See [*] for [*]), will be conducted by [*].  This work will initially involve the selection of purine pocket-binding fragments as extenders.  A combination of existing purine hits, [*] compounds and possibly [*] will be used to identify these fragments.   [*] fragments will be converted into extenders that will place a [*] towards the [*] of the kinase bounded by the [*] and the [*].  The selection of fragments for [*] will be supported by [*], [*] and [*] where appropriate. The criteria for [*] are outlined in [*].  [*] for each kinase will then be [*] against the [*] to identify [*]. It is anticipated that up to [*] will be conducted on each kinase.  As decided by the JPT and JRC, these [*] may involve a [*] of [*] and [*] (e.g. [*] vs. [*]) of the kinase, and will be [*] for each kinase based on the relevant [*] of the [*] in the target disease, and the likelihood of identifying [*].  Upon identification and confirmation of [*], [*] will be assembled as [*], comprising the [*] joined to the [*] by simple ([*] and [*]) [*] and [*] against the [*] in [*] assays.  Due to the rapid advancement to [*] with [*], it is anticipated that detailed [*] (e.g. [*]) and [*] will not be necessary at the [*], accelerating the time to [*] for [*]. We anticipate that it will take a [*] chemist effort for the [*] and [*] of [*] and the [*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

of [*] to the [*] stage.    To supplement [*], additional [*] may also be [*] and [*] to identify [*] against the [*] kinase targets.

A decision tree outlining the key activities and decision points for the [*] phase of the collaboration is outlined in Figure N.  Key milestones for progress will occur at the following points in each [*] campaign:

•                  The [*] to advance into each [*] campaign

•                  The [*] of [*] in the [*] of kinases.  (This event may trigger the addition of [*] from Biogen Idec)

•                  The [*] of [*] with [*], and promising [*] properties for [*].

(b)                      [*] on Raf Kinase Inhibitors

The objective of this work is to progress Raf Kinase inhibitors to [*] a [*] that will be [*] to [*] ([*] to enable [*]).  A full [*] on the [*] and [*] already conducted at Sunesis to [*] Raf Kinase inhibitors will allow Biogen Idec and Sunesis to [*] for [*] on this target.  In general, it is assumed that [*] will involve an [*] team of approximately [*] who will work to improve the [*] (in [*] and [*]), [*] and other [*] of existing [*] to [*] a [*].  The advancement of compounds from [*] will be supported by a number of activities: (i) [*]: Sunesis has developed preliminary [*] and [*] for compound [*].  These and additional [*] (that may need to be [*]) will be used to [*] compounds in support of [*] of [*] and [*].   A [*] step of the joint project team will be to [*] and [*] the existing [*] and set plans for using these and other [*] to [*] the [*] of [*] (ii) [*] of compounds to determine and [*] and [*] for the compounds.  (iii) [*] to [*] to [*] for [*] the target [*] and [*] of [*].  This will involve the establishment and [*] of [*] for [*] of [*] of the Raf [*] in [*] and [*].  In addition,  [*], [*] and [*] will also be employed as needed to [*].

The [*] for this part of the project are (i) [*] and [*] of compounds that [*] the [*] milestone.  This milestone reflects the [*] of compounds with a [*] of [*] (in [*] and [*]) that also show [*] and [*] in [*].  (ii) [*] of compounds that meet the [*].  These compounds will meet the [*] for a target [*], including showing [*] by the [*] and [*] desired [*].  (iii) [*] selected.  This milestone reflects the [*] of the [*] that will be progressed into [*].

Both Sunesis and Biogen Idec will contribute resources to [*] for Raf.  Both companies will support [*], and [*] ([*] and [*]).  Biogen Idec will additionally provide the [*] for the [*] and [*] and subsequent [*] activities.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Research Plan (Months[*])

[*] on [*] Kinase Targets

When [*] or [*] of compounds from [*] that meet the [*] are discovered for a given target, then the project may be advanced into a [*] program.  The [*] efforts on the [*] from [*] will advance in a [*] to that of the Raf project, with [*] for both [*] and [*].

It is anticipated that [*] will be [*] for [*] kinase within [*] months of initiation of the project, prior to the completion of either the [*] activities on Raf or the [*] campaign.  It is anticipated that the [*] of [*] for [*] from targets in the [*] campaign will occur after approximately [*] months.  The JRC will decide the responsibility for resources to [*] on these kinases.  Increased [*] at Sunesis (from [*]) will also coincident with Sunesis’ involvement in [*] on a [*] kinase.

As with the Raf project, each kinase advanced into [*] will have a [*] of [*] milestones to track progress: (i) [*] of compounds that meet the [*] milestone.  This milestone reflects the [*] of compounds with a [*] of [*] that also show promising [*] and [*] in [*].  (ii) [*] of compounds that meet the [*] criteria.  These compounds will meet the [*] for a target profile, including showing [*] by the [*] and schedule desired [*].  (iii) [*] selected.  This milestone reflects the identification of the [*] that will be progressed into [*]. Since the Raf project will enter the collaboration at a [*] stage ([*] with some [*]) it is expected that the timelines for advancement of the [*] projects to the various milestones will be [*] months to achieve the [*] milestone for the [*] projects as opposed to the estimated [*] months for the Raf project.

The resource estimates for each phase of the project, along with the estimates and allocation of Sunesis resources is shown in Exhibit Y.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 1:  MILESTONE DEFINITIONS

Milestone Definitions

[*] Identified

[*]

•                  [*] to tethering

•                  Single Reactive [*] adjacent to [*]

•                  Flies on [*]

•                  [*] available

•                  [*] has [*]

•                  Equivalent to [*] in [*] analysis

•                  Both [*] (or [*]) and [*] states may be desired for [*]

[*] Identified

Valid [*] that probe from [*] towards [*].

•                  Reversible [*] modifies with [*]

•                  [*] inhibits [*] as a [*] of [*] of [*]

•                  Blocked by [*]

•                  Shows [*] for [*]

•                  [*] preferred

[*] Identified

•                  Fragment MW [*]

•                  Evidence of [*] in [*] mode (note: it may be quicker to [*] as [*], rather than to [*])

•                  No obvious [*] in [*]

[*] Identified

[*]  (not [*]) compounds in [*] chemical series with [*] and properties that indicate clear opportunity for [*].  At least one of these searies should appear unprecedented.

Activity

•                  [*] activity [*] with clear evidence of [*]

•                  [*] activity [*] in mechanistic [*] assays

•                  [*] selective vs. key [*] targets

•                  [*] consistent over at least [*] activity

Physicochemical properties

•                  [*]

•                  [*]LogD [*]

•                  Solubility [*]

•                  in vitro assays (MDCK, Caco-2) show [*] to [*] permeability and no transporter activity

•                  Stability in human plasma, liver microsomes [*]% after [*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[*]

[*] compound series that will be [*] to [*] a [*].  Series should have optimization potential based on [*] and [*].

Biological activity

•                  Biochemical IC50 [*]

•                  SAR demonstrated over [*] of activity

•                  [*]fold selective over close or undesirable kinases

•                  Cell-based activity [*]

•                  Consistent SAR between enzyme and cell activity

•                  In vivo efficacy demonstrated: ED50 @ ROA [*]

Physicochemical properties

•                  MW [*]

•                  [*]LogD [*]

•                  Solubility [*]

ADME/PK that support progression as a high quality drug candidate

In vitro ADME consistent with good drug-like characteristics

•                  HLM Stability [*]% remaining at [*] minutes

•                  Medium to good permeability ([*]) as measured in MDCK, CaCO-2, or comparable system

•                  Stability in stimulated gastric and intestinal fluid (if PO dosing)

•                  p450 inhibition [*]

•                  No exclusive metabolism by major polymorphic p450 enzymes

•                  Acceptable protein binding (generally [*]%)

•                  PK profile shows generally good characteristics

•                  Clearance below liver blood flow

•                  T1/2 [*]

•                  %F [*]% if PO dosing required/desired

[*] Candidate

A group of up to 5 compounds that will be [*] in [*] and [*] to [*] candidate

In vitro Biological activity

•                  Cell-based activity [*]

•                  Biochemical IC50[*]

•                  [*]fold selective over close or undesirable kinases

•                  [*] profiling shows no major flags ([*]% activity at [*])

Pharmacological properties consistent with TPP

•                  p450 inhibition [*]

•                  no major metabolism by polymorphic p450 enzymes

•                  No activation of key p450 enzymes

•                  In vitro metabolism verified and acceptable

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

•                  Acceptable protein binding (generally [*]%)

•                  [*] consistent with Drug Candidate

•                  PK profile supports dosing by route and schedule required in clinic

•                  F [*]% rat, if required to meet target profile

•                  In vivo activity in suitable animal model(s) by desired route and schedule shows competitive efficacy for disease relative to key comparator molecules. (ED50 [*])

•                  [*] assessed and viable

•                  Ames test, gene profiling negative, acute toxicity acceptable

•                  Synthetic route evaluation (number of synthetic steps, scalability, cost of goods, etc.)

[*] Candidate

Compound that will be advanced into [*] studies.

[*] properties consistent with [*]

•                  p450 inhibition [*]

•                  no major metabolism by polymorphic p450 enzymes

•                  No activation of key p450 enzymes

•                  Acceptable protein binding (generally [*]%)

•                  [*] consistent with Drug Candidate

•                  [*] supports dosing by route and schedule required in clinic

•                  [*] in suitable animal model(s) by desired route and schedule shows competitive efficacy for disease relative to key comparator molecules.

•                  [*] studies show potential for acceptable therapeutic index

•                  HERG channel inhibition [*]-fold above cell IC50

•                  [*] in [*] studies if necessary

•                  [*] in [*] studies is above optimal therapeutic dose

•                  [*] models established if necessary for Phase I

[*]

•                  Acceptable formulation for [*] and [*] studies using [*] components

•                  [*] route established

•                  [*] predicted to be reasonable given anticipated [*]

•                  [*] is reasonably attainable if necessary

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Figure N:  Decision tree for advancement of [*] of project

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Figure X  GANTT Chart for Project

			2004				2005				2006				2007				2008
ID	Task Name	Duration	Start	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3	Qtr 4
1	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
2	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
3	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
4	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
5	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
6	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
7	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
8	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
9	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
10	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
11	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
12	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
13	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
14	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
15	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
16	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
17	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
18	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
19	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
20	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
21	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
22	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
23	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
24	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
25	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
26	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
27	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
28	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
29	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
30	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
31	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
32	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
33	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
34	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
35	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
36	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
37	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
38	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
39	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
40	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
41	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
42	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
43	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
44	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
45	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
46	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
47	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
48	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
49	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
50	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
51	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
52	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
53	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
54	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
55	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
56	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
57	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
58	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]
59	[*]	[*]	[*]	[*]			[*]				[*]				[*]				[*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Exhibit Y Project Resources

1.               Overall Project Resource Projections

	2004		2005				2006				2007				2008
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
[*] project
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
Total	[*]		[*]				[*]				[*]				[*]
[*] Projects
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
Total	[*]		[*]				[*]
[*] Total
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
TOTAL	[*]		[*]				[*]				[*]				[*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.               Sunesis Resource Projections

	2004		2005				2006				2007				2008
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Sunesis [*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
TOTAL	[*]		[*]				[*]				[*]				[*]

Sunesis [*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
[*]	[*]		[*]				[*]
TOTAL	[*]		[*]				[*]

[*] Total
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
[*]	[*]		[*]				[*]				[*]				[*]
TOTAL	[*]		[*]				[*]				[*]				[*]

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Resource Assumptions

1.               [*] projects (Raf and [*] campaigns)

a.               Biogen Idec and Sunesis [*] for [*] of Raf ([*] etc)

•                  Biogen Idec [*] and [*] for RAF

b.              Biogen Idec will assume [*] for [*] of [*] kinase project to [*] to [*]

c.               Sunesis will assume [*] for [*] kinase project to [*]

2.               [*] Projects

a.               Biogen Idec and Sunesis [*] and [*] for [*] kinases

b.              Sunesis will assume [*] for [*] to support [*] phase

c.               Sunesis will assume [*] for [*] screening.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

EXHIBIT 2.5

Determination of the Availability of a Proposed Target

For the purposes of Sections 2.5 and 6.3, except as otherwise provided therein, a Target shall be deemed “Available” unless one or more of the following conditions is true as of the date the Party proposing such Target (the “Proposing Party”) first notifies the other Party (the “Other Party”) in writing of its request to determine whether such Target (the “Proposed Target”) is Available (which notice shall describe the purpose of the requested determination of Availability and reference the applicable Sections of the Agreement under which such request is being made).

1.                                       The Other Party has granted or is obligated to grant rights to a Third Party to sell one or more pharmaceutical products directed at the Proposed Target, or the Other Party is otherwise contractually restrained from granting to the Proposing Party rights to commercialize products directed to the Proposed Target;

2.                                       The Other Party is actively and in good faith engaged in negotiations with a Third Party regarding a transaction described in Section 1, provided that this Section 2 shall prevent a Proposed Target from being deemed “Available” only for such time as the Other Party is exercising reasonable diligence in such negotiations;

3.                                       The Other Party has performed research or development on its own behalf regarding the Proposed Target, and at the time of determination is exercising reasonable research, development or commercialization efforts with respect to the Proposed Target, either through an internal program or a bona fide collaboration with a Third Party; or

4.                                       The Other Party (i) has performed research or development on its own behalf regarding a Target other than the Proposed Target, and at the time of determination is exercising reasonable research, development or commercialization efforts with respect to such other Target, either through an internal program or a bona fide collaboration with a Third Party, and (ii) reasonably expects that compounds directed to such other Target may be Target Selective against the Proposed Target, or that selection of the Proposed Target will otherwise materially conflict with continuation of the Other Party’s research, development or commercialization activities directed to such other Target.

Notwithstanding the foregoing, the condition described in Section 4 shall not prevent a Proposed Target in the Target Selection Pool from being deemed “Available” to Biogen Idec, where (i) the time of determination under this Exhibit 2.5 is within [*] after the Effective Date, and (ii) the other Target regarding which Sunesis has performed research or development is a Target other than the [*] Kinase.

[*] Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Upon reasonable request from the Proposing Party for verification of non-Availability of a Proposed Target, the Other Party shall provide a general description of the events or conditions that give rise to such non-Availability, provided that the Other Party shall have the right to provide such materials to the Proposing Party or, in the Other Party’s sole discretion, an independent Third Party selected by the Other Party and approved by the Proposing Party, with such approval not to be unreasonably withheld or delayed and such disclosure subject to a reasonable confidentiality agreement between the Third Party and the Other Party.

Notwithstanding the foregoing, a condition described in any of Sections 1 through 4 above shall prevent a Proposed Target from being deemed “Available” only to the extent that the grant of rights or activities related to research, development or commercialization described therein (i) are based in substantial part on one or more Collaboration Compounds or Collaboration Patents, and (ii) are directed in substantial part to research, development or commercialization of small molecules that modulate the applicable Targets.

EXHIBIT 2.5.9

Collaboration Target Selectivity Parameters

[nothing selected to date]

Execution Copy

EXHIBIT 2.7.1

Phase II Drug Compounds

[no exceptions to date]

Execution Copy

EXHIBIT 3.5

Reverted Products

Section 1.  Reversion of a Co-Funded Product to Sunesis.

1.1.                              Biogen Idec shall cooperate fully with Sunesis and shall provide Sunesis with all data, documentation, information and materials generated or used by Biogen Idec in the research, development, production or other exploitation of such Reverted Product, and Sunesis shall have the right to use and disclose such items.

1.2.                              To the extent not already terminated, the license granted to Biogen Idec under Section 6.2 shall terminate with respect to Collaboration Compounds incorporated in such Reverted Product.  Thereafter, such Collaboration Compounds shall be deemed Terminated Compounds for the purposes of Section 6.2.4.

1.3.                              All right, title and interest in and to (i) all regulatory filings related to the Reverted Product, including without limitation all INDs, NDAs and all information and correspondence related thereto, and (ii) any trademarks specific to the Reverted Product shall be transferred and assigned to Sunesis.

1.4.                              Biogen Idec shall cooperate fully with Sunesis upon Sunesis’ request to assign to Sunesis, or otherwise secure for Sunesis the benefits of, any arrangement between Biogen Idec and a Third Party related to the research, development, production or exploitation of such Reverted Product, including without limitation clinical research agreements, manufacturing and supply agreements and distribution agreements.  In the event that Reverted Products were manufactured by Biogen Idec, then Biogen Idec shall continue to provide Sunesis at fully loaded cost plus a 15% cost of capital charge with quantities of Reverted products reasonably ordered by Sunesis within twelve (12) months after the date of transition.

1.5.                              Without limiting the foregoing, Biogen Idec shall use reasonable efforts to implement the provisions of this Exhibit 3.5 and to ensure orderly transition and uninterrupted research and development of the Reverted Product.  Sunesis shall promptly reimburse Biogen Idec’s reasonable out-of-pocket costs with respect to activities, services and materials provided by Biogen Idec under Section 1 of this Exhibit 3.5.

Section 2.  Termination of a Reverted Product and Reversion to Biogen Idec.

2.1                                 Sunesis shall cooperate fully with Biogen Idec and shall provide Biogen Idec with all data, documentation, information and materials generated or used by Sunesis in the research, development, production or other exploitation of such Reverted Product, and Biogen Idec shall have the right to use and disclose such items.

2.2                                 All right, title and interest in and to (i) all regulatory filings related to such Reverted Product, including without limitation all INDs, NDAs and all information and correspondence related thereto, and (ii) any trademarks specific to the Reverted Product shall be transferred and assigned to Biogen Idec.

2.3                                 Sunesis shall cooperate fully with Biogen Idec upon Biogen Idec’s request to assign to Biogen Idec, or otherwise secure for Biogen Idec the benefits of, any arrangement between Sunesis and a Third Party related to the research, development, production or exploitation of such Reverted Product, including without limitation clinical research agreements, manufacturing and supply agreements and distribution agreements.  In the event that such Reverted Product were manufactured by Sunesis, then Sunesis shall continue to provide Biogen Idec at fully loaded cost plus a 15% cost of capital charge with quantities of such Reverted Product reasonably ordered by Biogen Idec within twelve (12) months after the date of transition.

2.4                                 Without limiting the foregoing, Sunesis shall use reasonable efforts to implement the provisions of this Section 9.4 and to ensure orderly transition and uninterrupted research and development of such Reverted Product.  Biogen Idec shall promptly reimburse Sunesis’ reasonable out-of-pocket costs with respect to activities, services and materials provided by Sunesis under Section 2 of this Exhibit 3.5.

Execution Copy

EXHIBIT 7.2.2

Stock Purchase Agreement

EXECUTION COPY

SUNESIS PHARMACEUTICALS INCORPORATED

SERIES C-2 PREFERRED STOCK PURCHASE AGREEMENT

This Series C-2 Preferred Stock Purchase Agreement  (this “Agreement”) is entered into by and between Sunesis Pharmaceuticals Incorporated, a Delaware corporation (the “Company”) and Biogen Idec MA, a Massachusetts corporation (the “Purchaser”) as of August 30, 2004.

1.               Purchase and Sale of Preferred Stock.

1.1                                 The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Seventh Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

1.2                                 The Company has, or will have before the Closing, authorized the sale and issuance of up to 2,916,667 shares of the Company’s Series C-2 Preferred Stock (the “Series C-2 Stock”).  Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to the Purchaser at the Closing 2,916,667 shares of Series C-2 Stock at a purchase price of $4.80 per share.  The shares of Series C-2 Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the “Shares.”

2.               Closing, Delivery.

2.1                                 The purchase and sale of the Shares shall take place at the offices of Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California, at 10:00 a.m., on the date hereof, or at such other time and place as the parties shall agree upon (which time and place are designated as the “Closing”).

2.2                                 At the Closing of the sale of the Shares to the Purchaser, the Company will deliver to the Purchaser a certificate for 2,916,667 Shares in exchange for cash, a check or wire transfer in an amount equal to $14,000,000.

3.               The Company’s Representations and Warranties.  Except as set forth in the Schedule of Exceptions attached hereto as Exhibit B, the Company represents and warrants to the Purchaser as follows:

3.1                                 Organization and Standing; Restated Certificate and Bylaws.  The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as currently conducted and as proposed to be conducted.  The Company is qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse affect on the Company’s business, financial condition or results of operations.

3.2                                 Corporate Power.  The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement and the Eighth Amended and Restated Investor Rights Agreement set forth as Exhibit C hereto (the “Investor

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Rights Agreement”), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Series C-2 Stock and to carry out and perform its obligations under the terms of the Investor Rights Agreement.

3.3                                 Subsidiaries.  The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

3.4                                 Capitalization.  As of the Closing and immediately after giving effect to the sale of any of the Shares pursuant to the terms of this Agreement:

(a)                                  the authorized capital stock of the Company will consist of:

(A)                              48,916,667 shares of common stock, par value $0.0001 per share (the “Common Stock”), of which 5,763,835 shares will be issued and outstanding; 8,510,275 shares will be reserved for issuance upon the (1) conversion of outstanding shares of Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Stock”) and (2) exercise and subsequent conversion of the outstanding warrants to acquire Series A Stock; 9,768,277 shares will be reserved for issuance upon the (1) conversion of outstanding shares of Series B Preferred Stock (the “Series B Stock”) and (2) exercise and subsequent conversion of the outstanding warrants to acquire Series B Stock; 12,991,185 shares will be reserved for issuance upon (1) the conversion of outstanding shares of Series C Preferred Stock (“Series C Stock”) and (2) exercise and subsequent conversion of warrants to acquire Series C Stock; 1,250,000 shares will be reserved for issuance upon the conversion of outstanding shares of Series C-1 Stock; 2,916,667 shares will be reserved for issuance upon the conversion of outstanding shares of Series C-2 Stock and 7,380,616 shares will be issuable upon the exercise of outstanding options and warrants to purchase Common Stock (“Option Stock”); and

(B)                                36,698,667 shares of Preferred Stock, par value $0.0001 per share, consisting of (1) 8,682,000 shares designated as Series A Stock, of which 8,467,500 shares will be issued and outstanding and 42,755 shares will be reserved for issuance upon exercise of outstanding warrants to purchase Series A Stock (“Series A Warrants”), (2) 10,600,000 shares designated as Series B Stock, of which 9,690,771 shares will be issued and outstanding and 77,506 shares will be reserved for issuance upon exercise of outstanding warrants to purchase Series B Stock (“Series B Warrants”), (3) 13,250,000 shares designated as Series C Stock, of which 12,500,000 will be issued and outstanding and 491,185 shares reserved for issuance upon exercise of outstanding warrants to purchase Series C Stock (“Series C Warrants”), (4) 1,250,000 shares designated as Series C-1 Stock, all of which will be issued and outstanding and (5) 2,916,667 shares designated as Series C-2 Stock, all of which will be issued and outstanding.

(b)                                 all issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been, or, when issued and paid for in compliance with the provisions of this Agreement, will be issued in compliance with all federal and state securities laws, and were not, or will not be, issued in violation of or subject to any preemptive or similar rights; and

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(c)                                  except as otherwise set forth in this Section 3.4 and the preemptive rights set forth in the Investor Rights Agreement, the Company will not have outstanding any stock or other securities convertible into or exchangeable for any shares of capital stock of the Company, any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of any capital stock, or any stock or securities convertible into or exchangeable for any capital stock of the Company other than the Series A Warrants, Series B Warrants, Series C Warrants and Option Stock.

3.5                                 Authorization; Binding Effect.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of all of the Company’s obligations under this Agreement and the Investor Rights Agreement has been taken or will be taken prior to the Closing.  This Agreement and the Investor Rights Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and (ii) to the extent the indemnification provisions in the Investor Rights Agreement may be limited by applicable federal or state securities laws.  The Shares are duly authorized and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable.  The shares of Common Stock issuable upon conversion of the Series C-2 Stock in accordance with the Restated Certificate will be duly authorized, validly issued, fully paid and non-assessable.  The Series C-2 Stock will have the rights, preferences and privileges described in the Restated Certificate.  The Shares will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holder; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

3.6                                 Labor Agreements and Actions.  The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees.  The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a current intention to terminate the employment of any of the foregoing.  The employment by the Company of each officer, and each employee of the Company is not party to any employment agreement with the Company or, to the knowledge of the Company with any other person, and is terminable at the will of the Company.

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3.7                                 Agreements; Action.

(a)                                  Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or any affiliate thereof nor are there agreements or understandings between any person and/or entities, which affect or relate to the voting or giving of written consents with respect to any security or by a director of the Company.

(b)                                 There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(c)                                  The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business or (iv) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or collectively in excess of $150,000.

(d)                                 For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)                                  The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

(f)                                    The Company has not engaged in the past three months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

3.8                                 Title.  The Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and

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(ii) liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

3.9                                 Compliance with Other Instruments.  The Company is not in violation or default of any term of its Restated Certificate or Bylaws, or of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and is not in violation of any statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company.  The execution, delivery and performance of and compliance with the Agreement, and the issuance of the Shares, has not resulted and will not result in any material violation of, or conflict with, or constitute with or without the passage of time and the giving of notice a material violation or default under, the Company’s Restated Certificate or Bylaws or any of its agreements having a value in excess of $50,000, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.  To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any material license, distribution agreement or other agreement.

3.10                           Litigation.  There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the Company’s knowledge, is there any reasonable basis therefor or threat thereof).  The foregoing includes, without limitation, actions pending or threatened (or any reasonable basis therefor known to the Company) involving the prior employment of any of the Company’s employees or consultants, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

3.11                           Employees.  To the Company’s knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.

3.12                           Registration Rights; Voting Right.  Except as set forth in the Investor Rights Agreement, the Company is not under any contractual obligation to register any of its currently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, no stockholders of the Company have entered into any agreement with respect to the voting of capital shares.

3.13                           Governmental Consent, etc.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby,

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except (a) filing of the Restated Certificate in the office of the Delaware Secretary of State or (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under the California Corporate Securities Law of 1968, as amended, and applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

3.14                           Offering.  Subject to the accuracy of the Purchaser’s representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Common Stock to be issued upon conversion of the Series C-2 Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and in compliance with applicable state securities laws.

3.15                           Brokers or Finders; Other Offers.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.16                           Patents and Trademarks.  The Company has sufficient title to and ownership of or rights to or is in the process of acquiring the rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and, to its knowledge, as proposed to be conducted.  A true and complete list of such intellectual property is set forth on Schedule 3.16 hereto (the “Company IP”).  To the Company’s knowledge, the Company IP does not conflict with or infringe upon the rights of any other person or entity.  The Company has not entered into any options, licenses, sublicenses or entered into any agreements of any kind with respect to any of the intellectual property owned by, licensed to or otherwise controlled by the Company and has not encumbered the intellectual property of the Company in any way.  The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.  The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of the Company or that would conflict with the Company’s business as now conducted or as proposed to be conducted.  Neither the execution nor delivery of this Agreement or the Investor Rights Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees are now obligated.  The Company does not believe it will be necessary to utilize any inventions of any of the Company’s employees (or people it currently intends to hire) made prior to their employment by the Company which are not currently licensed to or owned by the Company.

3.17                           Obligations to Related Parties.  There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of

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salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to employees.  None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company (other than in connection with purchases of the Company’s stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or stockholders of the Company may own stock in publicly traded companies which may compete with the Company.  No officer, director or stockholder, or to the Company’s knowledge any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.18                           Disclosure.  This Agreement and the Investor Rights Agreement and all other certificates and documents delivered in connection herewith, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.  The Company has provided the Purchaser with all the information the Purchaser has requested for deciding whether to purchase the Shares.

3.19                           Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

3.20                           Taxes.  (a) The Company has paid all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income (hereinafter, “Taxes” or, individually, a “Tax”) which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax interest and penalties award by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with United States generally accepted accounting principles (“GAAP”); (b) the Company has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects, (c) with respect to all Tax returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company with respect to the Financial Statements (as defined below) have been made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company attributable to periods prior to or ending on the date hereof have been adequately provided for on the Financial Statements; and (e) there are no liens for Taxes on the assets of the Company.

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3.21                           Proprietary Information and Inventions Agreements.  Each employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchaser.  The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its reasonable best efforts to prevent any such violation.  All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms made available to the Purchaser, under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company.  The Company is not aware that any of its consultants or vendors is in violation thereof, and the Company will use its reasonable best efforts to prevent any such violation.

3.22                           Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes, after reasonable investigation, that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.23                           Corporate Documents.  The Restated Certificate and Bylaws of the Company are in the form made available to the Purchaser.  The copy of the minute books of the Company made available to the Purchaser, contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

3.24                           Real Property Holding Corporation.  The Company is not a United States real property holding corporation within the meaning of the Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.25                           Insurance.  The Company maintains with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including, without limitation, errors and omissions coverage), on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as are customary in the case of similarly situated entities engaged in a similar business.

3.26                           Financial Statements.  The Company has made available to the Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) for the years ended December 31, 2003 and December 31, 2002 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the interim period ended June 30, 2004 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles.

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The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.  Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

3.27                           Investment Company.  The Company is not and is not controlled by or affiliated with an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.               Representation and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

4.1                                 This Agreement and the Investor Rights Agreement each constitute the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms.

4.2                                 The Purchaser is purchasing the Shares for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).  The Purchaser understands that the Shares have not been registered under the Securities Act or any applicable state securities laws by reason of a specific exemption therefrom that depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

4.3                                 The Purchaser has discussed the Company and its plans, operations and financial condition with the Company’s officers and has received all such information as the Purchaser deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the Shares.  The Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to the Purchaser’s inquiries.

4.4                                 The Purchaser realizes that the purchase of the Shares will be a highly speculative investment.  The Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.  The Purchaser recognizes that the Company has only recently been organized and that it has a limited financial and operating history and the investment in the Company involves substantial risks.  The Purchaser understands all of the risks related to the purchase of the Shares.  By virtue of the Purchaser’s experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, the Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Company and has the capacity to protect the Purchaser’s own interests.

4.5                                 The Purchaser understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, the Purchaser understands that the Company is under no

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obligation to register the Shares except as otherwise provided in the Investor Rights Agreement.  The Purchaser is aware of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.  The Purchaser understands that the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel reasonably satisfactory to the Company.

4.6                                 The Purchaser represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.7                                 The Purchaser understands that the proceeds of this financing will not be sufficient to carry the Company to the point of profitability.

4.8                                 The Purchaser understands that while management forecasts, if any, were made in good faith, such forecasts may be inaccurate and operating results could differ dramatically and materially from the results forecast by management.

5.               Conditions to Closing of the Purchaser.  The Purchaser’s obligations to purchase the Shares at the Closing are, at the option of the Purchaser, subject to the fulfillment of the following conditions:

5.1                                 Representations and Warranties Correct.  The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing, provided that with respect to any representation or warranty that is qualified as to materiality, the applicable materiality standard applied shall not be increased by virtue of the materiality reference contained in this Section 5.1.

5.2                                 Performance; Compliance Certificate.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions that are required to be performed or complied with by it on or before the Closing.  The Company shall have delivered to the Purchaser a certificate of the Company executed by the President of the Company, dated as of the date of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.3                                 Blue Sky.  The Company shall have obtained all necessary Blue Sky law and other permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

5.4                                 Restated Certificate.  The Restated Certificate shall have been filed with the Delaware Secretary of State and the Purchaser shall have received reasonably satisfactory evidence thereof.

5.5                                 Investor Rights Agreement.  The Company, the Purchaser and the other parties thereto shall have executed and delivered the Investor Rights Agreement.

5.6                                 Opinion of Company Counsel.  The Purchaser shall have received from Latham & Watkins, counsel for the Company, an opinion dated as of the Closing, in substantially the form of Exhibit D.

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5.7                                 No Injunction, Etc.  No order to restrain, enjoin or otherwise prevent the consummation of this Agreement of the transactions contemplated hereby shall have been entered by any court or administrative body.

5.8                                 Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C-2 Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

5.9                                 Collaboration Agreement.  The Company and the Purchaser shall have executed and delivered the Collaboration Agreement in substantially the form attached hereto as Exhibit E.

6.               Conditions to Closing of the Company.  The Company’s obligations to issue and sell the Shares at the Closing are, at the option of the Company, subject to the fulfillment of the following conditions:

6.1                                 Representations and Warranties Correct.  The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects as of the Closing, provided that with respect to any representation or warranty that is qualified as to materiality, the applicable materiality standard applied shall not be increased by virtue of the materiality reference contained in this Section 6.1.

6.2                                 Performance; Compliance Certificate.  The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions that are required to be performed or complied with by it on or before the Closing.  The Purchaser shall have delivered to the Company a certificate of the Purchaser executed by the President of the Purchaser, dated as of the date of the Closing certifying to the fulfillment of the conditions specified in Sections 6.1 and 6.2 of this Agreement.

6.3                                 Blue Sky.  The Company shall have obtained all necessary Blue Sky law and other permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

6.4                                 Restated Certificate.  The Restated Certificate shall have been filed with the Delaware Secretary of State.

6.5                                 Investor Rights Agreement.  The Company, the Purchaser and the other parties thereto shall have executed and delivered the Investor Rights Agreement.

6.6                                 No Injunction, Etc.  No order to restrain, enjoin or otherwise prevent the consummation of this Agreement of the transactions contemplated hereby shall have been entered by any court or administrative body.

6.7                                 Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series C-2 Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

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6.8                                 Collaboration Agreement.  The Company and the Purchaser shall have executed and delivered the Collaboration Agreement in substantially the form attached hereto as Exhibit E.

7.               Miscellaneous.

7.1                                 Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to its principles of conflicts of law or choice of law.

7.2                                 Survival.  The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale of the Shares.

7.3                                 Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as are permitted by this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4                                 Entire Agreement.  This Agreement and the Investor Rights Agreement embody the entire understanding and agreement between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

7.5                                 Counterparts.  This Agreement may be executed in any number of counterparts and signatures and may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.6                                 Expenses.  The Company and the Purchaser shall each bear their own legal and other expenses in connection with the transactions contemplated hereby.

7.7                                 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, addressed (a) if to the Purchaser, at its address set forth on the signature page of this Agreement, or at such other address as the Purchaser shall have furnished the Company in writing, or (b) if to the Company, at the address of its principal office, or at such other address as the Company shall have furnished to the Purchaser in writing.

7.8                                 California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE

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RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

7.9                                 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.10                           Amendments and Waivers.  Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Shares.  Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

7.11                           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.12                           Confidentiality.  The Company and the Purchaser agree that, except with the prior written permission of the applicable party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Shares purchased hereunder.  The provisions of this Section 7.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

(Signature Page Follows)

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The parties have executed this Series C-2 Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:		PURCHASER:

SUNESIS PHARMECEUTICALS		BIOGEN IDEC MA
INCORPORATED

/s/ Daniel N Swisher Jr.		/s/ Mark Wiggins
Name:	Daniel N Swisher Jr.	Name:	Mark Wiggins
Title:	Chief Executive Officer	Title:	EVP Business Development
Address:	341 Oyster Point Blvd.	Address:	14 Cambridge Center
	South San Francisco, CA 94080		Cambridge, MA 02142
Fax:	(650) 266-3501

SIGNATURE PAGE TO PURCHASE AGREEMENT

EXHIBITS

Exhibit A -	Form of Seventh Amended and Restated Certificate of Incorporation

Exhibit B -	Schedule of Exceptions to Representations and Warranties

Exhibit C -	Form of Eighth Amended and Restated Investor Rights Agreement

Exhibit D -	Form of Legal Opinion of Latham & Watkins LLP

Exhibit E -	Form of Collaboration Agreement